                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Mahaska Investment Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          Mahaska Investment Company
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     -------------------------------------------------------------------------


     (2) Form, schedule or registration statement no.:

     -------------------------------------------------------------------------


     (3) Filing party:

     -------------------------------------------------------------------------


     (4) Date filed:

     -------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

To The Shareholders of Mahaska Investment Company:

  The Annual Meeting of Shareholders of Mahaska Investment Company will be held at the Elmhurst Country Club, 2214 South 11th Street, Oskaloosa, Iowa, on Thursday, April 27, 2000, at 10:30 a.m., for the following purposes:

  1. To elect directors to serve until the Annual Meeting of Shareholders at which their term expires, and until their successors shall have been elected and qualified;

  2. To ratify the appointment of KPMG LLP as independent auditors for the current fiscal year; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                   * * * * *

  The Board of Directors has fixed the close of business on February 22, 2000, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

  To be sure that your shares are represented at the meeting, please either complete and promptly mail the enclosed proxy card in the envelope provided for this purpose or vote through the telephone or Internet voting procedures described on the proxy card. If your shares are registered in the name of a bank or brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker and such procedures are described on the voting form sent to you.

                                          By Order of the Board of Directors
                                          Charles S. Howard, Chairman of the
                                          Board

Oskaloosa, Iowa
March 27, 2000

                                PROXY STATEMENT

Mahaska Investment Company
222 First Avenue East
Oskaloosa, Iowa 52577

                                 INTRODUCTION

  The enclosed Proxy is solicited by the Board of Directors of Mahaska Investment Company, an Iowa corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on April 27, 2000, and at any adjournment thereof. The Proxy may be revoked at any time before it is exercised by submitting a later dated Proxy, by giving notice of such revocation to the Company in writing, or by attending and requesting such revocation at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of the Proxy. If the Proxy is not revoked, the shares represented thereby will be voted in the manner specified in the Proxy. A Proxy properly executed and received prior to the Annual Meeting which does not give specific voting instructions will be voted FOR the election of the nominees to the Board of Directors set forth herein and FOR the ratification of the appointment of KPMG LLP as independent auditors for the current fiscal year and as the persons designated as proxies on the enclosed proxy card determine is in the best interests of the Company in any other business that may properly come before the meeting or any adjournment thereof. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a Proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby for any matter submitted to the shareholders for a vote, such shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be entitled to vote at the Annual Meeting of Shareholders.

  For participants in the Mahaska Investment Company Employee Stock Ownership Plan and Trust (the "ESOP"), the proxy card will also serve as a voting instruction card for Mahaska State Bank, the trustee of the ESOP (the "Trustee"), with respect to shares held in the participants' accounts. For participants in the Midwest Bancshares, Inc. Employee Stock Ownership Plan (the "Midwest ESOP"), the proxy card will also serve as a voting instruction card for Burlington Bank and Trust, the trustee of the Midwest ESOP (the "Midwest Trustee"), with respect to shares held in the participants' accounts. A participant cannot direct the voting of shares allocated to the participant's account in the ESOP or the Midwest ESOP unless the proxy card is signed and returned. If proxy cards representing shares in the ESOP or the Midwest ESOP are not returned, those shares will be voted by the appropriate trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP or the Midwest ESOP.

  The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the accompanying Proxy is being borne by the Company. In addition to the solicitation by mail, officers, directors, and regular employees of the Company may solicit Proxies by telephone or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed by the Company for their reasonable expenses.

  The record date for shareholders entitled to vote at the meeting is the close of business on February 22, 2000, at which time the Company had issued and outstanding 4,287,014 shares of Common Stock. Holders of Common Stock are entitled to one vote per share on any matter which may properly come before the meeting.

  This Proxy Statement, the enclosed Proxy, and the attached Notice were first sent to shareholders on approximately March 27, 2000.

                                  PROPOSAL 1

Election of Directors

  Three directors are to be elected at the Annual Meeting of Shareholders by holders of Common Stock to serve until the Annual Meeting of Shareholders at which their respective term expires and until their respective successor has been elected and qualified. The Articles of Incorporation and Bylaws of the Company state that the Board of Directors of the Company shall set the size of the Board of Directors in a range of not less than five directors nor greater than fifteen directors. The Company had eight directors during the 1999 fiscal year until the resignation of Robert K. Clements effective May 20, 1999. At its meeting on May 20, 1999, the Board of Directors elected Richard R. Donohue to fill the vacancy caused by the resignation of Robert K. Clements. At its meeting on October 21, 1999, the Board of Directors voted to increase the size of the Board of Directors to nine members and elected William D. Hassel as a director.

  R. Spencer Howard resigned from the Board of Directors on February 29, 2000. Because of the recent resignation of R. Spencer Howard, there is one vacancy on the Board. The Company is in the process of identifying a qualified individual to fill the vacancy. The Company does not intend to fill this vacancy at the Annual Meeting; however, under the Company's Articles of Incorporation and Bylaws, the Board of Directors may fill such vacancy at any time. At the date of this Proxy Statement, the Board does not have any arrangement, understanding or commitment to any person concerning nomination or election to the Board, other than those persons under the caption "Election of Directors" herein.

  Each shareholder of record shall be entitled to as many votes as the total of the number of shares of Common Stock, $5.00 par value per share, held of record by such shareholder. Proxies cannot be voted for a greater number of persons than the number of nominees named.

  Under applicable provisions of Iowa law and the Bylaws of the Company, a majority of the outstanding shares of the Company entitled to vote, represented in person or by Proxy, constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the election of directors in the manner set forth above, will be required to elect directors.

  In the absence of instructions to the contrary, the Proxies solicited by the Board of Directors will be voted in favor of the election of the nominees identified in the following table, all of whom are members of the present Board of Directors.

  The nominees and the directors of the Company whose terms continue beyond the 2000 Annual Meeting of Shareholders are identified in the following table. The term for which nominees Martin L. Bernstein and William D. Hassel are nominated will expire at the 2003 Annual Meeting of Shareholders, and the term for which nominee Richard R. Donohue is nominated will expire at the 2001 Annual Meeting of Shareholders. Martin L. Bernstein has previously been elected as a director by the holders of the Company's Common Stock. William D. Hassel and Richard R. Donohue were previously elected by the Board of Directors during 1999 after the Annual Meeting of Shareholders. Except as may be otherwise expressly stated, the nominees for director have been employed in the capacities indicated for more than five years. Additional information regarding these nominees and each director as of February 22, 2000 is set forth in the following table. The number of shares of Common Stock of the Company beneficially owned by each of the nominees and directors as of February 22, 2000, is set forth on pages 13 and 14.

                                                                   Present
                                                                     Term
                                                          First   Expires at
                                                         Became a   Annual
Name and Principal Occupation  for the last five years   Director  Meeting   Age
------------------------------------------------------   -------- ---------- ---
Nominees:
Martin L. Bernstein....................................    1976      2000     68
Owner, Bernstein Realty, Oskaloosa, Iowa

Richard R. Donohue.....................................    1999      2000     50
Managing Partner, Theobald, Donohue & Thompson,
 Oskaloosa, Iowa

William D. Hassel......................................    1999      2000     51
President of Midwest Federal Savings and
 Loan Association of Eastern Iowa(1)

Other Directors:

Charles S. Howard......................................    1988      2002     44
Chairman of the Company since January 1998 and
 President and Chief Executive Officer of the Company
 since June 1993; previously Executive Vice President
 of the Company; Chairman of Central Valley Bank(1)
 from June 1994 to January 2000; Vice Chairman of
 Mahaska State Bank(1) since January 1996; Chairman of
 Pella State Bank(1) since November 1997; Chairman of
 On-Site Credit Services, Inc.(1) since January 1998

James F. Mathew........................................    1979      2002     72
President, Mathew Lumber Company, Oskaloosa, Iowa

David A. Meinert.......................................    1991      2002     46
Executive Vice President of the Company since June 1993
 and Chief Financial Officer since September 1984;
 President of Central Valley Bank(1) from June 1994 to
 January 1997; Chairman of Central Valley Bank(1) from
 January 2000; President of On-Site Credit Services,
 Inc.(1) since March 2000

John P. Pothoven.......................................    1994      2001     57
President and, since January 1998, Chairman of Mahaska
 State Bank(1)

John W. N. Steddom.....................................    1975      2001     69
Civil Engineer for the County of Keokuk, Iowa from 1988
 to February 1995, Retired

--------
(1) Mahaska State Bank, Midwest Federal Savings and Loan Association of Eastern Iowa, Central Valley Bank, Pella State Bank, and On-Site Credit Services, Inc. are subsidiaries of the Company (all located in Iowa).

                                  MANAGEMENT

Executive Officers

 Name                                      Age Position with the Company
 ----                                      --- -------------------------
                                               Chairman, President and Chief
 Charles S. Howard.......................   44 Executive Officer
                                               Executive Vice President and
 David A. Meinert........................   46 Chief Financial Officer
                                               Vice President of Corporate
 R. Spencer Howard.......................   43 Planning

  Each executive officer was elected by the Board to the position described above for a term of one year in April 1999. The responsibilities and experience of each executive officer are described below.

  Charles S. Howard has been a director of the Company since 1988 and a director of Mahaska State Bank since 1993. He was elected President and Chief Executive Officer of the Company in June 1993 and elected Chairman of the Company in January 1998. Mr. Howard was elected Vice Chairman of Mahaska State Bank in January 1996. Mr. Howard served as Chairman of Central Valley Bank from June 1994 until January 2000 and has served as a director of Central Valley Bank since June 1994. He has also served as Chairman and as a director of Pella State Bank since November 1997. He is also a director of Midwest Federal Savings and Loan Association of Eastern Iowa (Midwest Federal Savings) since October 1999. Prior thereto, he served as Executive Vice President and Chief Operating Officer of the Company. Before joining the Company in 1984, Mr. Howard was a Commercial Loan Officer of Mahaska State Bank from 1977 to 1984. Charles S. Howard is a brother of R. Spencer Howard.

  David A. Meinert, C.P.A., has been a director of the Company since 1991. He also serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Meinert was elected as Chairman of Central Valley Bank in January 2000, has served as a director of Central Valley Bank since 1994, and served as President of Central Valley Bank from June 1994 to January 1997. He is also a director of Pella State Bank. He is also a director of Midwest Federal Savings since October 1999. Mr. Meinert was elected as President of On-Site Credit Services, Inc. effective March 1, 2000. Prior to joining the Company in 1984, Mr. Meinert was the Auditor for Mahaska State Bank from 1978 to 1984. Before joining Mahaska State Bank, Mr. Meinert worked for the Liberty Trust & Savings Bank, Durant, Iowa, for three years.

  R. Spencer Howard has been a director of the Company since 1989 and a director of Mahaska State Bank since 1993. He serves as President of On-Site Credit Services, Inc. Mr. Howard is also a director of Central Valley Bank and Pella State Bank. He also serves as Vice President of Corporate Planning of the Company. Prior thereto, Mr. Howard served as Vice President, Marketing for Mahaska State Bank for six years before joining the Company in 1992. R. Spencer Howard is a brother of Charles S. Howard. R. Spencer Howard resigned as an executive officer and director of the Company and its subsidiaries effective February 29, 2000.

Directors

  Information about directors who are not executive officers is shown in the table set forth on page 4.

Director and Committee Meetings

  Twelve regularly scheduled meetings and one special meeting of the Board of Directors of the Company were held during 1999. Each director attended at least 75 percent of the Board meetings and any meetings of committees on which he served. The Company has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

  The Company's Audit Committee is presently comprised of Messrs. Bernstein, Mathew, and Steddom. The Audit Committee, which met four times during 1999, recommends the annual appointment of the Company's independent auditors and is primarily responsible for reviewing and evaluating the Company's accounting policies and its system of internal accounting controls.

  For a description of the Compensation Committee, see "REPORT ON EXECUTIVE COMPENSATION FOR MAHASKA INVESTMENT COMPANY."

Directors' Compensation

  Directors of the Company are paid an annual retainer of $2,500, payable quarterly in advance, plus $300 per regular meeting and $50 per special meeting for directors' meetings attended. In addition, each non-affiliated director is paid $50 per meeting for committee meetings attended. After one year of service as a director, non-affiliated directors are also entitled to annual option grants under the Company's 1996 Stock Incentive Plan pursuant to a formula based on the financial performance of the Company for the fiscal year. On April 30, 1999, each non-affiliated director of Mahaska Investment Company and its subsidiaries was granted a non-qualified stock option for 2,175 shares at an option price of $15.0625 per share. The number of shares to be awarded pursuant to non-qualified stock options for non-affiliated directors is determined by dividing the fair market value (the bid price) of the underlying shares on the date of grant of the options into five percent of the pre-tax profits of the Company for the previous fiscal year. The number of shares so determined is then allocated equally among the eligible non-affiliated directors on the date of grant of the options (the date of the Annual Meeting of Shareholders of the Company).

Executive Compensation

  The following table sets forth information concerning the annual and long-term compensation of those persons who were at December 31, 1999, the Chairman, President, and Chief Executive Officer of the Company, the Executive Vice President of the Company, the Vice President, Corporate Planning of the Company, the Chairman and President of Mahaska State Bank, and the President of Midwest Federal Savings for the last three fiscal years ended December 31, 1999. No other executive officer was paid more than $100,000 for any such year.

                          Summary Compensation Table

                                   Annual Compensation    Long-Term Compensation Awards
                                   ---------------------  -----------------------------    All Other
Name and Principal Position   Year Salary(1)   Bonus(2)   Securities Underlying Options Compensation(3)
----------------------------  ---- ----------  ---------  ----------------------------- ---------------
Charles S. Howard,            1999 $  185,955  $       0              2,500                $ 11,804(/4/)
 Chairman, President and      1998    162,600     29,400              5,000                  11,053(/4/)
 Chief Executive Officer      1997    111,600     51,461             13,492                   9,706(/4/)

David A. Meinert,             1999 $  129,580  $       0              2,000                $  9,734(/5/)
 Executive Vice President     1998    106,200     17,150              4,000                   8,790(/5/)
 and Chief Financial
  Officer                     1997     78,900     43,544             10,379                   8,453(/5/)

R. Spencer Howard,            1999 $  130,405  $       0              2,000                $  8,526(/6/)
 Vice President,              1998    122,600     16,826              4,000                   8,418(/6/)
 Corporate Planning           1997     95,100     43,544             10,379                   8,257(/6/)

John P. Pothoven,             1999 $  142,025  $       0              2,000                $ 26,822(/7/)
 Chairman and President,      1998    127,300     13,110              4,000                  27,406(/7/)
 Mahaska State Bank           1997    109,600     40,000              8,000                  26,557(/7/)

William D. Hassel,(9)         1999 $  123,025  $  25,254                  0                $129,289(/8/)
 President,                   1998    118,500     25,152                  0                   8,007
 Midwest Federal Savings      1997    118,500      6,152                  0                   9,108

--------
(1) Amounts include director compensation of $6,100 from Mahaska Investment Company and $5,500 from Mahaska Sate Bank for 1997, $6,500 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1998, and $6,150 from Mahaska Investment Company, $6,175 from Mahaska State Bank, and $3,630 from Pella State Bank for 1999 to Charles S. Howard; $6,100 from Mahaska Investment Company for 1997, $6,200 from Mahaska Investment Company for 1998, and $6,150 from Mahaska Investment Company and $3,430 from Pella State Bank for 1999 to David A. Meinert; $6,100 from Mahaska Investment Company and $5,800 from Mahaska State Bank for 1997, $6,500 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1998, and $5,800 from Mahaska Investment Company, $6,175 from Mahaska State Bank, and $3,430 from Pella State Bank for 1999 to R. Spencer Howard; $6,100 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1997, $6,200 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1998, and $5,850 from Mahaska Investment Company and $6,175 from Mahaska State Bank for 1999 to John P. Pothoven; and $1,525 from Mahaska Investment Company for 1999 to William D. Hassel.

(2) Executive bonuses for Charles S. Howard, David A. Meinert, and R. Spencer Howard are based on the financial performance of the Company and for the year 1997 were calculated by multiplying the Company's pre-tax profits by 2 percent, then distributing that amount among certain employees of the Company, including 33 percent to Charles S. Howard and 28 percent each to David A. Meinert and R. Spencer Howard for 1997. Executive bonuses for all employees other than William D. Hassel for 1998 and 1999 were determined pursuant to the "Performance Compensation for Stakeholders" plan described in the "REPORT ON EXECUTIVE COMPENSATION FOR MAHASKA INVESTMENT COMPANY." William D. Hassel for all periods prior to the merger with the Company received a bonus pursuant to the bonus plan maintained by Midwest Federal Savings.

(3) Amounts include Company contributions to the ESOP based upon a percentage of salary and bonus in 1997 to the accounts of Charles S. Howard, David
     A. Meinert, R. Spencer Howard, and John P. Pothoven in the amounts of $7,573, $5,817, $6,337, and $6,871, respectively; in 1998 to the accounts of Charles S. Howard, David A. Meinert, R. Spencer Howard, and John P. Pothoven in the amounts of $8,423, $5,538, $6,051, and $6,190, respectively; and in 1999 to the accounts of Charles S. Howard, David A. Meinert, R. Spencer Howard, and John P. Pothoven in the amounts of $9,043, $6,319, $6,040, and $6,716, respectively. Amounts include Midwest Federal Savings contributions to its ESOP based upon a percentage of salary and bonus in 1997 of $9,108, in 1998 of $8,007, and in 1999 of $9,289 to the account of William D. Hassel.

(4)  Amount includes $2,133 for 1997, $2,630 for 1998, and $2,761 for 1999
     contributed by the Company to a salary continuation plan pursuant to which Charles S. Howard is to receive $29,900 per year for 15 years starting at age 65.

(5)  Amount includes $2,636 for 1997, $3,252 for 1998, and $3,415 for 1999
     contributed by the Company to a salary continuation plan pursuant to which David A. Meinert is to receive $29,900 per year for 15 years starting at age 65.

(6)  Amount includes $1,920 for 1997, $2,367 for 1998, and $2,486 for 1999
     contributed by the Company to a salary continuation plan pursuant to which R. Spencer Howard is to receive $29,900 per year for 15 years starting at age 65. Except for a $4,962 lump sum payment, this benefit will be forfeited as a result of his termination of employment on February 29, 2000.

(7)  Amount includes $19,686 for 1997, $21,216 for 1998, and $20,106 for 1999
     contributed by the Company to a salary continuation plan pursuant to which John P. Pothoven is to receive $51,000 per year for 15 years starting at age 65.

(8) William D. Hassel had an employment agreement with Midwest Federal Savings prior to the merger of Midwest Federal Savings with the Company. Mr. Hassel received a $120,000 cash payment in consideration for the termination of his employment agreement.

(9) William D. Hassel participated in a defined benefit pension plan maintained by Midwest Federal Savings prior to the merger of Midwest Federal Savings into the Company. The pension plan was frozen upon completion of the merger and no additional contributions to the plan will be made by the Company. Mr. Hassel will receive benefits at the time and in the amount as provided by the plan.

Stock Options

  The following table sets forth information concerning the grant of stock options under the Company's 1996 Stock Incentive Plan during the last fiscal year.

Option Grants in Last Fiscal Year

                                     Individual Grants
                         -----------------------------------------
                                                                   Potential Realizable
                                                                     Value at Assumed
                                    % of Total                        Annual Rates of
                         Number of   Options                            Stock Price
                           Shares   Granted to                       Appreciation for
                         Underlying Employees  Exercise               Option Term(1)
                          Options   in Fiscal   Price   Expiration ---------------------
Name                      Granted      Year     ($/Sh)     Date        5%        10%
----                     ---------- ---------- -------- ---------- ---------- ----------
Charles S. Howard.......   2,500      19.88%    $12.00   12/31/09  $   18,875 $   47,800
David A. Meinert........   2,000      15.90%    $12.00   12/31/09  $   15,100 $   38,240
R. Spencer Howard.......   2,000      15.90%    $12.00   12/31/09  $   15,100 $   38,240
John P. Pothoven........   2,000      15.90%    $12.00   12/31/09  $   15,100 $   38,240

--------
(1) The amounts set forth represent the value that would be received by the Named Executive Officers upon exercise of the option on the date before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's shares of 5 percent and 10 percent, rates prescribed by applicable SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's shares and other factors such as the general condition of the stock market and the timing of the exercise of the options.

Aggregated Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

                                                                          Value of Unexercised
                           Shares              Number of Unexercised          In-The-Money
                         Acquired on  Value     Options at FY-End(#)      Options at FY-End($)
Name                      Exercise   Realized Exercisable/Unexercisable Exercisable/Unexercisable
----                     ----------- -------- ------------------------- -------------------------
Charles S. Howard.......   10,163    $66,857        61,512/10,438             $60,000/$-0-(/2/)
David A. Meinert........      -0-        -0-         55,992/8,209             $77,782/$-0-(/2/)
R. Spencer Howard.......      -0-        -0-         56,679/8,209             $80,805/$-0-(/2/)
John P. Pothoven........      -0-        -0-         25,445/7,400             $   -0-/$-0-(/2/)
William D. Hassel(3)....      -0-        -0-            7,300/-0-             $66,941/$-0-(/2/)

--------
(2)  Represents options which are not in-the-money.

(3) Reflects transactions since merger of Midwest Federal Savings and the Company on September 30, 1999.

Employment Contracts

  Midwest Federal Savings had entered into an employment agreement with William D. Hassel prior to the merger of Midwest Federal Savings into the Company. The previous employment agreement was terminated upon the effective date of the merger, and a new employment agreement was entered into between Midwest Federal Savings and Mr. Hassel. The employment agreement is designed to assist Midwest Federal Savings to maintain a stable and competent management base. The continued success of Midwest Federal Savings depends to a significant degree on the skills and competence of its officers. The employment agreement provides for an annual base salary in an amount not less than the employee's current salary and an initial term of three years. The agreement provides for a one year extension on each anniversary date, subject to review and approval of the extension by the Board members of Midwest Federal Savings following the Board's review of a formal performance evaluation of Mr. Hassel by the disinterested members of the Board. The agreement provides for termination upon the employee's death, for cause, or in certain events specified by the Office of Thrift

Supervision regulations. The employment agreement provides for payment to the employee of up to 299% of the employee's then-current annual compensation in the event there is a change in control of the Company where employment terminates involuntarily in connection with such change in control or within twelve months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code to be contingent on a change in control. Such termination payment is provided on a similar basis in connection with a voluntary termination of employment, where the change in control was at any time opposed by the Board of Directors of the Company. For the purposes of the employment agreement, a change in control is defined to mean any acquisition of control as defined in 12 C.F.R. Section 574.4. The employment agreement provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel of the Company.

        REPORT ON EXECUTIVE COMPENSATION FOR MAHASKA INVESTMENT COMPANY

Compensation Committee Participation

  The Compensation Committee of the Board of Directors of the Company reviews and approves the Company's executive compensation policies and evaluates the performance of the executive officers. The Compensation Committee consists of Martin L. Bernstein, James F. Mathew, and John W. N. Steddom. All members of the Compensation Committee are outside directors and were present for the meetings held on May 20, December 21, and December 23, 1999.

Compensation Philosophy

  The philosophy of the Compensation Committee in setting its compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. In this regard, the Compensation Committee has adopted the following guidelines for compensation decisions:

  . Provide a competitive total compensation package that enables the Company to attract and retain key executive talent.

  . Align executive compensation programs with the Company's annual and long-term business strategies and objectives.

  . Provide variable compensation opportunities that are directly linked to the performance of the Company and the performance of the individual employee.

  The Compensation Committee focuses primarily on the following three components in forming the total compensation package for its executive officers:

  .  Base salary

  .  Annual incentive bonus

  .  Long-term incentives

Base Salary

  The Compensation Committee intends to compensate the executive officers competitively within the industry. In order to evaluate the Company's competitive posture in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by its peer group. In addition, the Compensation Committee, together with the Board of Directors, will also subjectively evaluate the level of performance of each executive officer in order to determine current and future appropriate base pay levels.

  The Compensation Committee also reviewed the compensation of the President and Executive Vice President and recommended an increase of 5% in their base salary for each individual. The recommendations for the President and Executive Vice President were based upon peer review data, management recommendations for other employees, cost of living, and performance.

Annual Incentive Bonus

  The Company has adopted a "Performance Compensation for Stakeholders" plan (the "Plan") for employees of the Company and its subsidiaries. The Plan is designed to assist the Board of Directors and management in communicating to the employees each year where the Company is focusing its efforts. To measure the results and establish the incentive, the Plan is divided into four key performance areas: growth, profitability, quality, and productivity. Various financial ratios are monitored under each of the four key performance areas. At the beginning of each year, a weighting is established for each of the ratios to focus performance for the year.

  Each employee participating in the Plan is eligible to be considered to receive an annual bonus calculated as a percentage of the employee's annual salary. The bonus for employees of the Company is determined on the basis of the overall Company results. Progress in the Plan is communicated to the employees quarterly. The bonuses for 1999 were paid 90% in December 1999 and 10% in January 2000.

  For the President of the Company and the chief executive officers of the subsidiaries, the percentage factor calculated pursuant to the Plan is multiplied by two. For the other management personnel designated by the Board of Directors, the percentage factor is multiplied by 1.75. Additionally, the Board of Directors retains the discretion to deviate from the formula if warranted.

  For the 1999 fiscal year, the Compensation Committee recommended that Charles S. Howard, David A. Meinert, and R. Spencer Howard not receive annual incentive bonus payments even though the Plan would allow a bonus payment. The recommendation of the Compensation Committee was based upon the reduced economic performance of the Company when compared to prior year-end results. The Compensation Committee did recommend payment of the bonus to other eligible management employees pursuant to the Plan formula.

Long-term Incentives

  The Company provides its executive officers with long-term incentive compensation through grants of stock options. The Compensation Committee is responsible for determining the individuals to whom grants should be made, the timing of grants, the exercise price per share, and the number of shares subject to each option. Other than the stock options, the Compensation Committee made no other long-term performance awards during the last fiscal year. The stock option grants are subject to a predetermined formula which relates to the increase in profits which occurred in the Company over the prior fiscal year. The Compensation Committee does, however, retain the right to make adjustments in the grant of stock options as determined subjectively by the Compensation Committee.

  The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods in order to encourage key employees to continue in the employ of the Company. All options to executive officers to date have been granted at the fair market value of the Company's common stock. In deviating from the stock option formula, the Compensation Committee considers factors such as the individual performance of the executive officers and the competitive compensation packages in the industry. Even though the formula would not have provided for the award of stock options on the basis of profitability during the 1999 fiscal year, the Compensation Committee granted 2,500 stock options to the President and various other amounts to employees based upon the individual performance of such employees. All options were granted at the bid price of the stock on December 31, 1999. The amount of the stock option awards are reflected in the compensation table for the executive officers.

Summary

  The Compensation Committee believes that its executive compensation philosophy of paying its executive officers well by means of competitive base salaries and annual bonus and long-term incentives, as described in this report, serves the interests of the Company and the Company's stockholders.

                                          Martin L. Bernstein
                                          James F. Mathew
                                          John W. N. Steddom

Financial Performance

  The following graph illustrates the cumulative total return (assuming the reinvestment of dividends) experienced by the Company's shareholders since December 31, 1994, through December 31, 1999, compared to the SNL Index comprised of Midwestern bank holding companies, NASDAQ Bank Index, and the performance of all NASDAQ US stocks.

                          MAHASKA INVESTMENT COMPANY

Stock Price Performance


                                                  Period Ending
                        -----------------------------------------------------------------
                        12/31/1994 12/31/1995 12/31/1996 12/31/1997 12/31/1998 12/31/1999
                        ---------- ---------- ---------- ---------- ---------- ----------
Mahaska Investment
 Company                  100.00     115.11     152.55     274.36     239.46     184.70
NASDAQ--Total US*         100.00     141.33     173.89     213.07     300.25     542.43
SNL Midwest Bank Index    100.00     147.77     201.03     325.95     346.70     272.40
NASDAQ Bank Index*        100.00     149.00     196.73     329.39     327.11     214.42

  * Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 1999. Used with permission. All rights reserved. crsp.com.

Loans to Officers and Directors and Other Transactions With Officers and
Directors

  During 1999, Mahaska State Bank, Midwest Federal Savings, Central Valley Bank, and Pella State Bank made loans or loan commitments, in the ordinary course of business, to directors and officers of the Company and to corporations or partnerships with which one or more of the officers or directors of the Company were associated. In the opinion of management of the Company, all such loans and loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

  Robert K. Clements served as a Director of the Company from 1988 to May 1999. Mr. Clements is an attorney with the Clements Law Firm in Oskaloosa, Iowa. During 1999, Mr. Clements performed legal services on behalf of the Company, Mahaska State Bank, Central Valley Bank, and On-Site Credit Services, Inc. The amount of fees paid to the law firm at which Mr. Clements practices did not exceed five percent (5%) of the law firm's gross revenues for that firm's last full fiscal year.

Ownership of Securities by Certain Beneficial Owners

  The following table sets forth certain information as of February 22, 2000, with respect to the Common Stock beneficially owned by each director of the Company, by all executive officers and directors as a group and by each shareholder known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                              Amount and Nature of   Percent of
Name                                         Beneficial Ownership(1)  Class(1)
----                                         ----------------------- ----------
Mahaska Investment Company Employee Stock
 Ownership Plan (ESOP)(2),(3)..............          406,836             9.5%
Midwest Bancshares, Inc. Employee Stock
 Ownership Plan
 (Midwest ESOP)(4).........................           97,848             2.3%
John Hancock Mutual Life Insurance
 Company(5)................................          224,171             5.2%
Martin L. Bernstein(6).....................          140,947             3.3%
Richard R. Donohue(7)......................            1,135               *
William D. Hassel(8).......................           54,575             1.3%
Charles S. Howard(9).......................          268,060             6.2%
R. Spencer Howard(10)......................          227,634             5.2%
James F. Mathew(11)........................           14,164               *
David A. Meinert(12).......................           85,901             2.0%
John P. Pothoven(13).......................           84,305             2.0%
John W. N. Steddom(14).....................           52,436             1.2%
Executive Officers and Directors as a group
 (9 persons)(15)...........................          929,157            20.6%

--------
*  Less than 1%.

(1) Except as described in the following notes, each person or group owns the shares directly and has sole voting and investment power with respect to such shares. The shares listed include shares subject to options exercisable within sixty days of February 22, 2000.

(2) The Company's ESOP holds shares of the Company's Common Stock pursuant to the terms of the ESOP. The trustee of the ESOP, the Trust Department of Mahaska State Bank, has the power to dispose of ESOP shares in accordance with the terms of the ESOP and votes any unallocated ESOP shares at the direction of the Committee acting as ESOP Administrators. The ESOP Administrators are Thomas W. Campbell, President of Central Valley Bank,
     R. Spencer Howard (Mr. Howard resigned effective February 29, 2000), David A. Meinert, Michael T. Patrick, President of Pella State Bank, and John P. Pothoven. Shares allocated to participants' accounts are voted by the respective participants. Shares not voted by a participant will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP. The Trustee disclaims beneficial ownership of all of the shares, and the ESOP Administrators disclaim beneficial ownership of all shares other than those allocated to their respective accounts held by the ESOP. The amount of beneficial ownership shown for the ESOP includes those shares allocated to accounts of directors and executive officers of the Company, which shares are also reflected in the individual's respective beneficial ownership as indicated in the footnotes below.

(3) The address of the ESOP Administrators is 222 First Avenue East, Oskaloosa, IA 52577.

(4) The Company intends to merge the Midwest Bancshares, Inc. Employee Stock Ownership Plan into the Mahaska Investment Company Employee Stock Ownership Plan during the 2000 fiscal year.

(5) The address of the shareholder listed is John Hancock Place, P.O. Box 111, Boston, MA 02117. Such shares were held as of December 31, 1999, by the John Hancock Bank & Thrift Opportunity Fund, a registered closed-end mutual fund, which is managed by an indirect investment adviser subsidiary of John Hancock as reported in the 13G filed by the shareholder.

(6) Such shares include 5,871 shares subject to currently exercisable options.

(7) Such shares include 1,116 shares owned by his spouse and 19 shares held by a partnership.

(8) Such shares include 9,000 shares owned jointly with his spouse, 75 shares owned jointly with his son, 75 shares owned jointly with his daughter, 4,536 held in an IRA, 1,878 held in his spouse's IRA, 2,160 shares held in a Keogh, 7,800 shares held in his spouse's profit sharing plan, 7,300 shares subject to currently exercisable options, and 13,861 shares allocated to his ESOP account.

(9) Such shares include 8,839 shares owned by his spouse, 2,828 shares owned jointly with his spouse, a total of 1,672 shares owned as custodian for his two minor children, 142,753 shares in Howard Partners, L.P., in which Mr. Howard is a one-third partner, 61,512 shares subject to currently exercisable options, 18,298 shares allocated to his spouse's ESOP account, and 24,448 shares allocated to his ESOP account.

(10) Such shares include 1,273 shares held in an IRA, a total of 552 shares held by his two minor children, 142,753 shares in Howard Partners, L.P., in which Mr. Howard is a one-third partner, 56,679 shares subject to currently exercisable options, 4,401 shares allocated to his spouse's ESOP account, and 15,331 shares allocated to his ESOP account. Excludes the remaining 387,104 ESOP shares with respect to which Mr. Howard shares dispositive power as an ESOP Administrator.

(11) Such shares include 3,333 shares owned by his spouse and 2,000 shares subject to currently exercisable options.

(12) Such shares include 6,438 shares owned jointly with his spouse, a total of 332 shares owned as custodian for his two minor children, 55,992 shares subject to currently exercisable options, and 23,139 shares allocated to his ESOP account. Excludes the remaining 383,697 ESOP shares with respect to which Mr. Meinert shares dispositive power as an ESOP Administrator.

(13) Such shares include 4,117 shares held in an IRA, 25,445 shares subject to currently exercisable options, and 32,148 shares allocated to his ESOP account. Excludes the remaining 374,688 ESOP shares with respect to which Mr. Pothoven shares dispositive power as an ESOP Administrator.

(14) Such shares include 600 shares held in his spouse's IRA and 6,947 shares subject to currently exercisable options.

(15) Such shares include a total of 131,626 ESOP and Midwest ESOP shares allocated to the accounts of directors and executive officers and a total of 221,746 shares subject to currently exercisable options.

                                  PROPOSAL 2

Ratification of Auditors' Appointment

  The Board of Directors of the Company, at the recommendation of the Audit Committee, has approved the accounting firm of KPMG LLP, independent certified public accountants, to conduct the audit examination of the Company and its subsidiaries for 2000 as it did for 1999.

  A representative from KPMG LLP is anticipated to be present at the Annual Meeting of Shareholders. He will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from shareholders.

  The Board recommends that shareholders vote FOR the ratification of the appointment of KPMG LLP as independent auditors for 2000. In the absence of instructions to the contrary, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of auditors.

                                GENERAL MATTERS

Financial Statements

  The Company's 1999 Annual Report to Shareholders has accompanied the mailing of this Proxy Statement.

  The Company will provide without charge to each shareholder solicited, upon the written request of any such shareholder, a copy of its annual report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements, for the fiscal year ended December 31, 1999. Such written request should be directed to Karen K. Baack, Secretary/Treasurer, Mahaska Investment Company, P.O. Box 1104, Oskaloosa, Iowa 52577-1104. It is also available on the Securities and Exchange Commission's Internet web site at http://www.sec.gov/cgi-bin/srch-edgar.

Compliance with Section 16(a) of the Exchange Act

  Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10 percent of the Company's Common Stock file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and NASDAQ. Specific due dates for these reports have been established, and the Company is required to disclose in its Proxy Statement any failure to file by these dates during the Company's 1999 fiscal year.

  All the applicable filing requirements were satisfied by the officers, directors and 10 percent owners during 1999. In making this statement, the Company is relying upon written representations of its incumbent officers, directors, and 10 percent owners and copies of applicable reports furnished to the Company.

Shareholder Proposals

  In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented as an item of business at the 2001 Annual Meeting of Shareholders of the Company, the proposal must be received at the Company's principal executive offices no later than November 28, 2000. A shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely unless received no later than February 10, 2001.

Other Matters

  Management does not know of any other matters to be presented at the meeting, but should other matters properly come before the meeting, the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          Karen K. Baack, Secretary

March 27, 2000

                           MAHASKA INVESTMENT COMPANY

                        APPENDIX TO THE PROXY STATEMENT
                                FISCAL YEAR 1999

                                    Contents

Management's Discussion and Analysis..................................... A-1

Consolidated Balance Sheets.............................................. A-11

Consolidated Statements of Income........................................ A-12

Consolidated Statements of Changes in Shareholders' Equity and
 Comprehensive Income.................................................... A-13

Consolidated Statements of Cash Flows.................................... A-14

Notes to Consolidated Financial Statements............................... A-15

Independent Auditor's Report............................................. A-34

                          MAHASKA INVESTMENT COMPANY

               MANAGEMENT'S DISCUSSION & ANALYSIS OF RESULTS OF
                      OPERATIONS AND FINANCIAL CONDITION
                               Fiscal Year 1999

  The following discussion and analysis is intended as a review of significant factors affecting the financial condition and results of operation of Mahaska Investment Company and subsidiaries (the "Company") for the periods indicated. The discussion should be read in conjunction with the consolidated financial statements and the notes thereto. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ significantly from those anticipated in these forward-looking statements.

Overview

  The Company's principal business is conducted by its subsidiary banks and consists of full service community-based commercial and retail banking. Additionally, the Company derives a substantial portion of its operating revenue from its investments in pools of performing and nonperforming loans referred to as loan pool participations. The Company has also operated a commercial finance subsidiary to provide services to small business organizations. The profitability of the Company depends primarily on its net interest income, provision for loan losses, other income, and operating expense.

  Net interest income is the difference between total interest income and total interest expense. Interest income is earned by the Company on its loans made to customers, the investment securities it holds in its portfolio, and the interest and discount recovery generated from its loan pool participations. The interest expense incurred by the Company results from the interest paid on customer deposits and borrowed funds. Fluctuations in net interest income can result from the changes in volumes of assets and liabilities as well as changes in market interest rates. The provision for loan losses reflects the cost of credit risk in the Company's loan portfolio and is dependent on increases in the loan portfolio and management's assessment of the collectibility of the loan portfolio under current economic conditions. Other income consists of service charges on deposit accounts, fees received for data processing services provided to non-affiliated banks, other fees and commissions, and security gains or losses. Operating expenses include salaries and employee benefits, occupancy and equipment expenses, other noninterest expenses, and the amortization of goodwill and other intangibles. These operating expenses are significantly influenced by the growth of operations, with additional employees necessary to staff new banking centers.

 Performance Summary

  The Company recorded net income of $2,222,000, or $.58 per share--basic ($.56--diluted), for the year ended December 31, 1999, which is a decrease of 54 percent compared with the net income of $4,623,000, or $1.26 per share-- basic ($1.20--diluted), earned in 1998. A significant increase in the amount of the provision for loan loss expense occurred in 1999 which contributed to the decrease in net income for the year in comparison with 1998. Approximately $2,439,000 of the total 1999 provision for loan losses of $3,628,000 was attributable to the Company's commercial finance subsidiary, On-Site Credit Services, Inc. ("On-Site"). In April of 1999, the Company's Board of Directors decided to seek a buyer for On-Site and to discontinue the commercial finance activities. A satisfactory buyer for the entity as a whole was not located. Asset sales, in addition to payoffs by borrowers, reduced On-Site's net total assets to $4,432,000 as of year-end 1999 compared with $13,193,000 on December 31, 1998. Management continues to evaluate options on the remaining assets of On-Site.

  Total assets of the Company increased 63 percent to a year-end 1999 level of $486,189,000 primarily due to the acquisition of Midwest Federal Savings and Loan Association of Eastern Iowa ("Midwest") on September 30, 1999. Exclusive of the increase attributable to Midwest, the Company's total assets grew

$4,866,000, or 2 percent, in 1999. The acquisition of Midwest was accomplished through the merger of Midwest's parent company, Midwest Bancshares, Inc. ("MWBI"), into the Company by issuing 1,105,348 shares of Company common stock in a one-for-one exchange for all the outstanding shares of MWBI. The acquisition was on a tax-free basis and was accounted for using the purchase method of accounting. Deposits increased 50 percent to $348,672,000 as of December 31, 1999 while the Company's total loans outstanding increased 71 percent to $282,091,000. Loan pool participation investments as of December 31, 1999 totaled $67,756,000, which was an increase of 24 percent from 1998.

  Return on average assets is a measure of profitability that indicates how effectively a financial institution utilized its assets. It is calculated by dividing net income by average total assets. The Company's return on average assets was .64 percent for 1999, 1.65 percent for 1998, and 1.98 percent for 1997. The decline in the return on average assets for 1999 was the result of decreased net income mainly due to the increase in loan loss provision, the increase in the average assets following the merger with MWBI, and the Company's asset growth during the year. Return on average equity indicates what the Company earned on its shareholders' investment and is calculated by dividing net income by average total shareholders' equity. The return on average equity for the Company was 5.29 percent for 1999 compared with 12.16 percent for 1998 and 14.47 percent for 1997. Lower earnings and increased average equity due to the merger of MWBI were responsible for the lower return on average equity.

Results of Operations

 1999 Compared to 1998

  Net Interest Income. In 1999, net interest income increased $159,000, or 1 percent, to $15,635,000 compared with $15,476,000 in 1998. Excluding the contribution of Midwest for the fourth quarter of 1999, net interest income for the Company declined 7 percent, or $1,047,000, for the year compared with 1998. The net interest margin on a tax-equivalent basis for 1999 was 4.89 percent compared with 6.04 percent in 1998. Net interest margin is a measurement of the net return on interest-earning assets and is computed by dividing net interest income for the year by the annual average balance of all interest-earning assets. For 1999, the increase in net interest income was proportionately less than the increase of average interest-earning assets. The net interest margin generated by Midwest was significantly lower than the historical average for the Company. Excluding Midwest, the 1999 net interest margin would have been .88 percent lower compared with 1998 due to the reduced overall yield on earning assets.

  Total interest income for 1999 increased $2,864,000 over the previous year. Without the interest income generated by Midwest, the Company's total interest income would have been $250,000 less in 1999 than in 1998. Interest and fees on loans rose $2,551,000 or 17 percent in 1999. The increase in the Company's 1999 average loan volumes of $45,021,000 or 29 percent contributed significantly to the overall increase in interest and fees on loans. Without the addition of Midwest, interest income on loans would have shown a $631,000 increase in comparison with 1998, primarily due to the Company's higher volume of loans during 1999. The Company had a higher level of nonaccrual loans throughout 1999 which reduced interest income on loans and net interest income by an estimated $258,000. Interest income and discount recovery on loan pool participations declined $302,000, or 4 percent, in 1999 compared to 1998 with Midwest included, and would have shown a $560,000 decline if Midwest were excluded. The interest income earned on investment securities rose $733,000, or 29 percent, in 1999 as the volume of investment securities increased following the Midwest acquisition. Interest income on investments excluding that generated by Midwest in the fourth quarter would have been $149,000 less for 1999 than in 1998 due both to lower volume of securities held by the banks and due to lower yields on the portfolio. Interest income on fed funds sold and time deposits in other banks was $118,000 less in 1999 as the balances maintained in these accounts and the rate earned on them was lower than in 1998. The Company's overall yield on earning assets for 1999 declined to 8.95 percent compared with 10.08 percent in 1998, mainly due to lower interest income. The lower interest income was the result of competition for loans in the market forcing the Company to reduce the rate charged to many of its borrowing customers, reduced rates on investment securities due to market conditions, and lower interest income and discount recovery on loan pools due to less discount collection and higher collection costs. An additional decline in the Company's overall yield on earning assets is anticipated in future periods as the composition of Midwest's earning asset portfolio is such that its asset yield is lower than the Company's previously existing yield on earning assets.

  The Company's total interest expense increased $2,705,000, or 26 percent, in 1999 from 1998. This increase was mainly attributable to the overall growth in deposits and the increase in borrowed funds in 1999. Without Midwest, total interest expense would have increased $798,000 in 1999 compared with 1998, mostly due to higher volumes. Average deposits of the Company's previously existing subsidiaries grew $17,763,000, or 8 percent, in 1999 while average borrowed funds increased $6,503,000, or 32 percent. The Company's rate paid on deposits decreased slightly in 1999 to 4.34 percent, down from 4.50 percent in 1998. The overall cost of funds declined to 4.67 percent in 1999 from 4.76 percent in 1998.

  Provision for Loan Losses. The Company recorded a provision for loan loss expense of $3,628,000 in 1999 compared to $1,179,000 in 1998, an increase of $2,449,000. Management determines an appropriate provision based on its evaluation of the adequacy of the allowance for loan losses in relationship to a continuing review of current collection risks within its loan portfolio, identified problem loans, the current local and national economic conditions, actual loss experience, and industry trends. The substantial increase in the loss provision recorded in 1999 reflects an increase in the net loan charge-offs actually experienced by the Company in 1999, particularly the charge-offs related to the On-Site portfolio. The provision was also increased due to concerns with specific identified problem credits, growth in the Company's loan portfolio throughout the year, and general uncertainties in the local and national economy.

  Other Income. Noninterest income increased $90,000, or 5 percent, in 1999 over the amount recorded in 1998. Without Midwest, noninterest income would have increased by $4,000 in 1999 as compared to 1998, with increases in service charges and overdraft fees collected on deposit accounts in 1999 offset by minimal securities gains compared with 1998. Including Midwest for 1999, the Company recognized $28,000 in losses on the sale of investment securities classified as available for sale compared with a gain of $58,000 in 1998. Most of these losses were incurred by Midwest in the fourth quarter of 1999 as securities were sold to improve the overall portfolio position and to meet a regulatory directive whereby Midwest was required to divest $6,855,000 in non- rated municipal bonds. As of December 31, 1999, Midwest had sold all but one non-rated municipal bond having a face value of $900,000 and an amortized cost approximating its estimated market value.

  Other Expense. The Company's other expense increased $1,514,000, or 17 percent, for the year 1999 in comparison to 1998. All operating expense categories reflected an increase in 1999 due to the inclusion of Midwest for the fourth quarter. Additional goodwill and other intangible amortization expense for the fourth quarter of 1999 attributable to the acquisition of Midwest totaled $156,000. Excluding the expenses of Midwest for the fourth quarter of 1999, the Company's noninterest expenses grew by $634,000, or 7 percent, in 1999 compared with 1998 totals. Excluding Midwest, salary and benefits and goodwill amortization expense would have declined in 1999 compared with 1998. Nonrecurring costs related to the management and liquidation of problem credits and the sale of On-Site assets totaled approximately $385,000 in 1999 and were classified as other operating expense. Salary and benefits and other operating costs attributable to the operations of On-Site declined throughout the year as assets were sold and employees were released. This trend is expected to continue in 2000 as the assets are further reduced. Additionally, in 1999 the Company undertook the centralization of the accounting functions for its subsidiaries with the goal of minimizing duplication of job functions and the overall improvement in efficiencies. Through this process, a total of three positions were eliminated in the organization which resulted in a cost savings. It is management's intent to continue to centralize and consolidate the organization's support functions and duties to further reduce costs as long as the efforts do not impair customer service.

  Income Tax Expense. Income tax expense decreased $1,313,000 principally due to a decrease in the amount of income before income taxes. The Company's consolidated income tax rate varies from the statutory rates mainly due to tax-exempt interest income. The effective income tax rate as a percent of income before taxes was 36.4 percent in 1999 compared with 35.9 percent for 1998.

 1998 Compared to 1997

  Net Interest Income. The Company's net interest income increased $831,000 in 1998 compared with 1997. A $2,009,000 increase in total interest income for 1998 was partially offset by a $1,178,000 increase in overall interest expense. The interest income earned on loans rose by $2,733,000 in 1998 mainly as a result of the growth in loan volumes the Company experienced during the year. Interest income and discount on loan pool participations declined $504,000 and interest income on investment securities decreased by $444,000, which reduced the overall gain in interest income for the year. The overall yield on loan pool participations decreased as the balance remained approximately the same. The volume of investment securities decreased as the proceeds from maturing securities were utilized to fund loan growth. Interest expense on deposits increased $621,000 primarily due to the higher average volume of customer deposits at the Company's subsidiary banks. The interest expense on federal funds purchased, Federal Home Loan Bank advances and notes payable increased $557,000 compared with 1997 primarily due to higher volumes. The Company's net interest margin on a tax-equivalent basis declined to 6.04 percent for 1998 compared with 6.31 percent in 1997 mainly as a result of the lower income recognized on loan pool participations.

  Provision for Loan Losses. The 1998 provision for loan losses of $1,179,000 increased by $762,000 in comparison to the provision of $417,000 recorded in 1997. The substantial increase in 1998 reflected an increase in net loan charge-offs actually experienced by the Company, growth in the loan portfolio throughout the year, and general uncertainties in the local and national economy.

  Other Income. In 1998 noninterest income increased $118,000, or 7 percent, over the amount collected in 1997. Most of this increase was the result of higher service charges and overdraft fees collected on deposit accounts. Data processing income received in 1998 from nonaffiliated banks declined 7 percent compared with 1997. During 1998 the Company recognized $58,000 in gains from the sale of investment securities classified as available for sale, which were sold to meet liquidity needs.

  Other Expense. The Company's operating expenses increased $633,000, or 8 percent, for the year 1998 compared with 1997. The amounts of salary and benefits, net occupancy, and other operating expense all increased to some extent due to the opening of Pella State Bank in December 1997. Higher staffing levels at On-Site Credit Services, Inc. also increased salaries and benefits over 1997 levels. A new mainframe computer was placed in service during the first quarter of 1998 which led to a $74,000 increase in occupancy expense in that year compared with 1997.

  Income Tax Expense. Income tax expense decreased $11,000 in 1998 compared with 1997. The Company's consolidated income tax rate varies from the statutory rates mainly due to tax-exempt interest income. The effective income tax rate as a percent of income before taxes was 35.9 percent in 1998 compared with 33.9 percent in 1997.

Analysis of Financial Condition

Loans

  From December 31, 1998 to December 31, 1999, the Company's loan portfolio totals showed a net increase of $116,664,000. Of this increase, the amount of change attributable to Midwest was $101,566,000. The Company continued to focus on the growth of its loan portfolio in 1999 with a $15,098,000 increase in loans, representing a 9 percent change. The loan portfolio largely reflects the profile of the communities in which the Company operates. Total loans as of December 31, 1999 were $282,091,000, compared with $165,427,000 in 1998.
Most of this increase was in the real estate and agricultural loan categories. As of December 31, 1999, the Company's loan to deposit ratio was 80.9 percent, compared with 71.1 percent at December 31, 1998. Midwest's loan to deposit ratio was 94.8 percent as of year-end 1999, which pushed the Company's overall ratio higher in comparison to previous periods.

  The Company's real estate loan totals were $186,872,000 as of December 31, 1999 compared with $82,587,000 at year-end 1998. Most of this increase was due to the concentration in real estate loans included in Midwest's portfolio at December 31, 1999. Real estate loans comprised 66.2 percent of the Company's total loans at year-end 1999 versus 49.9 percent at December 31, 1998. Agricultural loans totaled approximately $42,022,000 as of December 31, 1999, compared with $27,504,000 at December 31, 1998. Midwest did have approximately $9,778,000 in agricultural loans on December 31, 1999. As a percentage of the Company's total loans, at December 31, 1999 agricultural loans were 14.9 percent compared with 16.6 percent at December 31, 1998. Concerns with the agricultural economy have caused management to require that lending officers closely monitor all agricultural credits and identify those specific credits that would be more at risk in the event of continued deterioration in that sector of the economy. The government subsidy payments provided to agricultural operators in 1999 aided the financial situation of many borrowers. The long-term financial stability of the agricultural sector will be mostly affected by improvements and stability in the market prices for the commodities produced.

Investment in Loan Pools

  The Company invests in pools of performing and nonperforming loans categorized as loan pool participations. These loan pool participations are purchased at a discount from the aggregate outstanding principal amount of the underlying loans. Income is derived from this investment in the form of interest collected and the repayment of principal in excess of the purchase cost which is herein referred to as "discount."

  At year-end 1999, the Company's loan pool participation total was $67,756,000 compared with $54,510,000 in 1998. The average loan pool participation investment for 1999 was $59,564,000 compared with an average for 1998 of $49,805,000. New loan pool participation investments made by the Company during 1999 totaled $41,440,000 compared with $25,710,000 purchased in 1998. At the date of the merger on September 30, 1999, Midwest had a loan pool participation balance of $4,779,000 that is not included in the above-reported purchases. Most of the loan pools acquired in 1999 were higher-quality performing assets that were purchased at a lower discount from the stated principal balance. The lowered discount from par will result in a lower discount recovery and a subsequent reduction in the overall return on the investment in future years. Throughout 1999, loan pool participation investments averaged 18.3 percent of earning assets while in 1998 they represented 19.2 percent of average earning assets. The yield on loan pool participation investments declined to 12.9 percent for 1999, compared with
16.0 percent in 1998. This was partially due to the higher quality assets being purchased, which, when collected, results in a lower amount of discount recovery, and also due to higher legal and other collection costs incurred by the servicer related to assets acquired in previous years.

Investment Securities

  The Company manages its investment portfolio to provide both a source of liquidity and earnings. Investment securities available for sale increased $30,875,000 to $60,530,000 at December 31, 1999 from $29,655,000 at December
31, 1998. As of the date of the merger on September 30, 1999, Midwest had securities available for sale of $36,285,000, which exceeded the overall increase in 1999 from 1998. The Company did utilize the proceeds from most of the maturing available for sale securities to fund loan demand and to purchase loan pool participations. Securities classified as held to maturity increased by $15,766,000 in 1999 due to the acquisition of Midwest. Without the acquisition of Midwest, held to maturity securities would have declined $3,990,000 as proceeds from maturing investments were utilized to fund loan demand and for loan pool participation purchases. The Company did not increase its overall securities portfolio in 1999 given the low interest rate environment and the loan demand that it experienced.

Goodwill and Other Intangible Assets

  The amount of goodwill and other intangible assets increased to $12,850,000 as of December 31, 1999 due to the merger with MWBI. Goodwill on December 31, 1998 was $5,550,000. The purchase price for Midwest totaled $19,237,000 including transaction expenses for attorney fees, investment banking fees, accounting costs, employment agreement settlement payouts, and stock registration costs totaling $640,000. The purchase price was determined in accordance with generally accepted accounting principles based on the average share price of the Company's stock at the announcement date of February 2, 1999, multiplied by the 1,105,348 shares of stock that were issued to the former shareholders of MWBI on September 30, 1999. The excess of the purchase price over the tangible and identifiable intangible assets acquired and the liabilities assumed of $6,234,000 was recorded as goodwill and is being amortized over a 25-year period on a straight-line basis. A core deposit intangible of $1,777,000 was established as of the merger date and is included in the total for goodwill and other intangible assets. This intangible is being amortized utilizing the effective yield method over an estimated useful life of 10 years. The amortization of goodwill and intangible assets will increase noninterest expense in future periods.

Deposits

  Total deposits were $348,672,000 as of December 31, 1999, an increase of $115,939,000 from 1998. Without the addition of the deposits acquired from Midwest, the Company's deposit growth was $8,825,000, or 4 percent, in 1999. Most of this growth was in savings and money market deposits which grew $11,076,000, or 19 percent, in 1999. Demand and NOW account deposits declined in 1999 by $2,391,000, reflecting the desire of depositors to obtain a higher rate on their liquid deposits.

Capital Resources

  As of December 31, 1999, total shareholders' equity was $50,235,000. Total equity increased by $12,003,000 in 1999. Total shareholders' equity as of December 31, 1998 was $38,232,000. To effect the merger, the Company issued 1,105,348 shares of its common stock to the former shareholders of MWBI, which added $18,807,000 to shareholders' equity on September 30, 1999. Following the completion of the merger, the Company's Board of Directors authorized the repurchase of up to 480,000 shares of common stock. During the period from October 1, 1999 through December 31, 1999, the Company repurchased 461,400 shares of stock on the open market at a cost of $6,594,000. The remaining shares necessary to complete the authorized repurchase were acquired in January 2000. The Company did not repurchase any additional shares of its common stock during the year. A total of 54,821 shares were reissued upon the exercise of stock options throughout 1999, resulting in 4,335,114 shares outstanding at December 31, 1999.

  Shareholders' equity as a percentage of total assets was 10.33 percent on December 31, 1999, versus 12.81 percent on December 31, 1998. Tangible shareholders' equity was 7.9 percent at year-end 1999 compared with 11.2 percent in 1998. Tangible equity is the ratio of shareholders' equity less goodwill and intangible assets in proportion to total assets less goodwill and intangible assets. The decrease in the percentage of shareholders' equity to total assets reflects the overall increase in total assets in 1999 and the lower capital ratio of Midwest.

  The Company's risk-based tier 1 core capital ratio was 11.4 percent as of December 31, 1999, and the total capital ratio was 12.7 percent. Risk-based capital guidelines require the classification of assets and some off-balance-sheet items in terms of credit-risk exposure and the measuring of capital as a percentage of the risk-adjusted asset totals. Tier 1 core capital is the Company's total common shareholders' equity reduced by goodwill. Total capital adds the allowance for loan losses to the tier 1 capital amount. As of December 31, 1998, the Company's tier 1 capital ratio was 14.0 percent, and the total capital ratio was 14.9 percent. These ratios declined in 1999 from 1998 due to the increase in risk-based asset totals following the acquisition of Midwest and also due to growth in assets. They substantially exceeded the minimum regulatory requirements of 4.0 percent for tier 1 capital and 8.0 percent for total capital. The Company's tier 1 leverage ratio, which measures tier 1 capital in relation to total assets, was 7.9 percent as of December 31, 1999 and 11.3 percent at December 31, 1998, exceeding the regulatory minimum requirement range of 3.0 percent to 5.0 percent.

  As of December 31, 1999, the Company had borrowed $18,000,000 on a revolving line of credit from a major commercial bank to fund loan pool participation investments and to provide additional capital to Pella

State Bank, Central Valley Bank, and On-Site Credit Services. The Company entered into this revolving line of credit agreement on January 31, 1996, with an amendment to the agreement as of June 30, 1999. The agreement provides for a maximum line of $20,000,000 and matures on June 30, 2000. Additionally, as of December 31, 1999, the Company's subsidiaries had borrowed $63,421,000 in fixed-rate advances from the Federal Home Loan Bank of Des Moines. Advances from the Federal Home Loan Bank at year-end 1999 increased $55,826,000 from 1998 reflecting the wholesale funding strategy utilized by Midwest. The Company had no material commitments for capital expenditures as of December 31, 1999. The Company's common stock closed the year at a bid price of $12.50 per share, representing 1.08 times the book value per share of $11.59 on December 31, 1999. Tangible book value per share was $8.62 on December 31, 1999 compared with $8.99 in 1998.

Liquidity

  Liquidity management involves the ability to meet the cash flow requirements of depositors and borrowers. Liquidity management is conducted by the Company on both a daily and long-term basis. The Company adjusts its investments in liquid assets based upon management's assessment of expected loan demand, projected loan sales, expected deposit flows, yields available on interest-bearing deposits, and the objectives of its asset/liability management program. Excess liquidity is invested generally in short-term U.S. Government and agency securities, short-term state and political subdivision securities, and other investment securities.

  Liquid assets (including cash and federal funds sold) are maintained to meet customer needs. The Company had liquid assets of $22,919,000 as of December 31, 1999, compared with $22,121,000 as of December 31, 1998. Investment securities classified as available for sale and securities and loans maturing within one year totaled $126,032,000 and $102,772,000 as of December 31, 1999 and 1998, respectively. Assets maturing within one year, combined with liquid assets, were 42.7 percent at December 31, 1999 and 53.7 percent at December 31, 1998 of total deposits as of the same dates.

  The Company's principal sources of funds are deposits, advances from the Federal Home Loan Bank, principal repayments on loans, proceeds from the sale of loans, principal recoveries on loan pool participations, proceeds from the maturity and sale of investment securities, its commercial bank line of credit, and funds provided by operations. While scheduled loan amortization and maturing interest-bearing deposits are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by economic conditions, the general level of interest rates, and competition. Principal recoveries on loan pool participations are also influenced by economic conditions and to a lesser extent, the interest rate environment. The Company utilizes particular sources of funds based on comparative costs and availability. This includes fixed-rate advances from the Federal Home Loan Bank which were obtained at a more favorable cost than deposits. The Company generally manages the pricing of its deposits to maintain a steady deposit base but has from time to time decided not to pay rates on deposits as high as its competition.

  Net cash provided by operations is another major source of liquidity. The net cash provided by operating activities was $5,120,000 in 1999, $6,589,000 in 1998, and $6,017,000 in 1997. This trend of strong cash from operations is expected to continue into the foreseeable future.

  The Company anticipates that it will have sufficient funds available to fund its loan commitments. As of December 31, 1999, the Company had outstanding commitments to extend credit of $24,092,000 and had no commitments to sell loans. Certificates of deposit maturing in one year or less totaled $114,494,000 as of December 31, 1999. Management believes that a significant portion of these deposits will remain with the Company.

  The Company continues to seek acquisition opportunities that would strengthen its presence in current and new market areas. There are currently no pending acquisitions that would require the Company to secure capital from public or private markets.

Asset-Liability Management

  The Company's strategy with respect to asset-liability management is to maximize net interest income while limiting exposure to risks associated with volatile interest rates. This strategy is implemented by the subsidiary banks' asset-liability committees which take action based upon their analysis of expected changes in the composition and volumes of the balance sheet and the fluctuations in market interest rates. One of the measures of interest-rate sensitivity is the gap ratio. This ratio indicates the amount of interest-earning assets repricing within a given period in comparison to the amount of interest-bearing liabilities repricing within the same period of time. A gap ratio of 1.0 indicates a matched position, in which case the effect on net interest income due to interest rate movements will be minimal. A gap ratio of less than 1.0 indicates that more liabilities than assets reprice within the time period and a ratio greater than 1.0 indicates that more assets reprice than liabilities.

  As of December 31, 1999, the Company's cumulative gap ratios for assets and liabilities repricing within three months and within one year were .33 and .44 respectively, meaning more liabilities than assets are scheduled to reprice within these periods. This situation suggests that a decrease in market interest rates may benefit net interest income and that an increase in interest rates may negatively impact the Company. The gap position is largely the result of classifying interest-bearing NOW accounts, money market accounts, and savings accounts as immediately repriceable and the classification of loan pool participations as repricing over a three-year period based on the historical average for return of pool investment.

Market Risk Management

  Market risk is the risk of earnings volatility that results from adverse changes in interest rates and market prices. The Company's market risk is comprised primarily of interest rate risk arising from its core banking activities of lending and deposit taking. Interest rate risk is the risk that changes in market interest rates may adversely affect the Company's net interest income. Management continually develops and applies strategies to mitigate this risk. Management does not believe that the Company's primary market risk exposures and how those exposures were managed in 1999 changed when compared to 1998.

  The Company uses a third-party computer software simulation modeling program to measure its exposure to potential interest rate changes. For various assumed hypothetical changes in market interest rates, numerous other assumptions are made such as prepayment speeds on loans and securities backed by mortgages, the slope of the Treasury yield curve, the rates and volumes of the Company's deposits, and the rates and volumes of the Company's loans. This analysis measures the estimated change in net interest income in the event of hypothetical changes in interest rates. The following table presents the Company's projected changes in net interest income for the various rate shock levels at December 31, 1999.

                                                             $ Change   % Change
                                                            ----------  --------
+300 bp.................................................... $ (806,000)   -5%
+200 bp....................................................   (257,000)   -1%
+100 bp....................................................   (134,000)   -1%
Base.......................................................          0     0%
-100 bp....................................................    668,000     4%
-200 bp....................................................    670,000     4%
-300 bp....................................................  1,268,000     7%

  As shown above, at December 31, 1999, the effect of an immediate and sustained 300 basis point increase in interest rates would reduce the Company's net interest income by 5 percent, or approximately $806,000. The effect of an immediate and sustained 300 basis point decrease in rates would increase the Company's net interest income by 7 percent, or approximately $1,268,000.

  Computations of the prospective effects of hypothetical interest rate changes are based on numerous assumptions. Actual values may differ from those projections set forth above. Further, the computations do not contemplate any actions the Company may undertake in response to changes in interest rates. Current interest rates on certain liabilities are at a level that does not allow for significant repricing should market interest rates decline significantly.

Loan Quality

  Total loans increased 71 percent during 1999 to a year-end total of $282,091,000. The $116,664,000 increase in loans was attributable to the acquisition of Midwest and to growth in the portfolio totaling $15,098,000.

  Non-performing assets (including $150,000 in Other Real Estate) as of December 31, 1999 totaled $4,965,000. As of December 31, 1998, non-performing assets totaled $1,400,000. The ratio of non-performing loans and assets to total loans was 1.76 percent for year-end 1999 and was .85 percent for year-end 1998.

  The allowance for loan losses was $4,006,000 as of December 31, 1999, and $2,177,000 as of year-end 1998. The allowance represented 1.42 percent of total loans at December 31, 1999 and 1.32 percent of loans on December 31, 1998. The allowance as a percentage of non-performing assets was 80.7 percent on December 31, 1999 and was 155.5 percent as of year-end 1998. Net loan charge-offs for 1999 totaled $2,315,000, or 1.14 percent of average loans, compared with 1998 net charge-offs of $818,000, or .52 percent of average loans. Net charge-offs related to On-Site credits for the year 1999 totaled $1,788,000 with the remainder of the charge-offs due mainly to commercial and agricultural credits at the banks. The allowance for loan losses is maintained at a level considered by management to be adequate to provide for estimated loan losses inherent in the portfolio on the balance sheet date.

Year 2000 Compliance

  A critical issue for the banking industry and for the economy overall was how existing computer application software programs, operating systems, and hardware would accommodate the date value for the year 2000. The Company established Year 2000 Committees and Plans at its bank subsidiaries to minimize the risk of potential disruption related to computers and other equipment with date-sensitive software. Based on the Company's assessment of operations through February 2000, no significant year 2000 issues have been experienced. The Company has surveyed its larger clients, vendors and significant third parties and believes they have experienced no significant year 2000 issues, which could adversely affect the Company. The Company will continue to monitor year 2000 issues.

  The Company incurred internal staff costs and other expenses related to the enhancements necessary to become Year 2000 compliant. The expense related to Year 2000 compliance was not deemed material to the Company's financial position or results of operations. The costs incurred by the Company for Year 2000 compliance were approximately $25,000, exclusive of costs associated with the new mainframe computer acquired in 1998.

Future Prospects

  Inflation can have a significant effect on the operating results of all industries. Management believes that inflation does not affect the banking industry as much as it does other industries with a high proportion of fixed assets and inventory. Inflation does, however, have an impact on the growth of total assets and the need to maintain a proper level of equity capital.

  Interest rates are significantly affected by inflation, but it is difficult to assess the impact since neither the timing nor the magnitude of changes in the various inflation indices coincides with changes in interest rates. There is, of course, an impact on longer-term earning assets; however, this effect continues to diminish as investment maturities are shortened and interest-earning assets and interest-bearing liabilities shift from fixed-rate long-term to rate-sensitive short-term.

  During 1999 the national inflation rate remained low. Interest rates moved upward throughout the year. Management of the Company believes that the 2000 rate of inflation will remain consistent with 1999 and that interest rates in 2000 will continue to move upward in the first part of the year. Given the Company's negative gap position (greater amount of interest-bearing liabilities repricing than interest-earning assets), an increase in interest rates may be detrimental to the Company's net interest margin through the year 2000. Conversely, if interest rates do decrease, the Company's net interest margin may improve. Management continues to focus on managing the net interest margin in 2000.

  Management anticipates that in 2000 they will continue to explore opportunities to acquire additional loan pool participation investments. Bids on pool participations during the year will take into account the availability of funds to invest, the market for such pools in terms of price and availability, and the potential return on the pools relative to risk.

Accounting and Financial Reporting Developments

  In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires recognition of all derivative instruments as either assets or liabilities in the statement of financial condition and measurement of those instruments at fair value. A derivative may be designated as a hedge of an exposure to changes in the fair value of a recognized asset or liability, an exposure to variable cash flows of a forecasted transaction, or a foreign currency exposure. The accounting for gains and losses associated with changes in the fair value of a derivative and the impact on the Company's consolidated financial statements will depend on its hedge designation and whether the hedge is effective in offsetting changes in the fair value or cash flows of the underlying hedged item. The statement will be effective for the Company beginning January 1, 2001. The impact of SFAS No. 133 on the Company's financial position and results of operations is not expected to be material.

Consolidated Balance Sheets

                                                               December 31
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
                                                             (in thousands)
Assets:
Cash and due from banks.................................... $ 13,354  $  9,292
Interest-bearing deposits in banks ........................    1,700     3,559
Federal funds sold ........................................    7,865     9,270
                                                            --------  --------
  Cash and cash equivalents................................   22,919    22,121
                                                            --------  --------
Investment securities (notes 2 and 8):
  Available for sale.......................................   60,530    29,655
  Held to maturity (fair value of $29,291 in 1999 and
   $13,838 in 1998)........................................   29,445    13,679
Loans, net of unearned discount (notes 3,5, and 8) ........  282,091   165,427
Allowance for loan losses (note 4) ........................   (4,006)   (2,177)
                                                            --------  --------
  Net loans................................................  278,085   163,250
                                                            --------  --------
Loan pool participations...................................   67,756    54,510
Premises and equipment, net (note 6).......................    6,795     4,043
Accrued interest receivable................................    4,719     3,175
Goodwill and other intangible assets.......................   12,850     5,550
Other assets...............................................    3,090     2,406
                                                            --------  --------
    Total assets........................................... $486,189  $298,389
                                                            ========  ========
Liabilities and Shareholders' Equity:
Deposits (notes 2 and 7):
  Demand................................................... $ 23,197  $ 23,029
  NOW and Super NOW........................................   42,378    34,214
  Savings..................................................   96,377    59,758
  Certificates of deposit..................................  186,720   115,732
                                                            --------  --------
    Total deposits.........................................  348,672   232,733
Federal funds purchased....................................    2,965         0
Federal Home Loan Bank advances (note 8)...................   63,421     7,595
Note payable (note 9)......................................   18,000    17,000
Other liabilities..........................................    2,896     2,829
                                                            --------  --------
    Total liabilities......................................  435,954   260,157
                                                            --------  --------
Shareholders' equity:
  Common stock, $5 par value; authorized 20,000,000 shares;
   issued 4,912,849 as of December 31, 1999, and 3,807,501
   shares as of December 31, 1998..........................   24,564    19,038
  Capital surplus..........................................   13,192        17
  Treasury stock at cost, 577,735 and 171,156 shares as of
   December 31, 1999 and 1998, respectively................   (8,525)   (2,799)
  Retained earnings (note 16)..............................   21,511    21,806
  Accumulated other comprehensive (loss) income ...........     (507)      170
                                                            --------  --------
    Total shareholders' equity ............................   50,235    38,232
                                                            --------  --------
    Total liabilities and shareholders' equity............. $486,189  $298,389
                                                            ========  ========

          See accompanying notes to consolidated financial statements.

Consolidated Statements of Income

                                                     Year ended December 31
                                                     ------------------------
                                                      1999     1998    1997
                                                     -------  ------- -------
                                                      (in thousands, except
                                                       per share amounts)
Interest income:
Interest and fees on loans.......................... $17,577  $15,026 $12,293
Interest income and discount on loan pool
 participations.....................................   7,668    7,970   8,474
Interest on bank deposits...........................      82      122     108
Interest on federal funds sold......................     260      338     128
Interest on investment securities:
  Available for sale................................   2,214    1,617   1,705
  Held to maturity..................................   1,029      893   1,249
                                                     -------  ------- -------
    Total interest income...........................  28,830   25,966  23,957
                                                     -------  ------- -------
Interest expense:
Interest on deposits (note 7):
  NOW and Super NOW.................................     637      656     677
  Savings...........................................   2,837    2,241   2,259
  Certificates of deposit...........................   7,060    6,102   5,442
Interest on federal funds purchased.................      94       12      32
Interest on Federal Home Loan Bank advances.........   1,287      405     138
Interest on note payable............................   1,280    1,074     764
                                                     -------  ------- -------
    Total interest expense..........................  13,195   10,490   9,312
                                                     -------  ------- -------
    Net interest income.............................  15,635   15,476  14,645
Provision for loan losses (note 4)..................   3,628    1,179     417
                                                     -------  ------- -------
    Net interest income after provision for loan
     losses.........................................  12,007   14,297  14,228
                                                     -------  ------- -------
Other income:
Service charges.....................................   1,332    1,215   1,130
Data processing income..............................     200      195     209
Other operating income..............................     443      389     408
Investment security (losses) gains, net (note 2)....     (28)      58      (8)
                                                     -------  ------- -------
    Total noninterest income........................   1,947    1,857   1,739
                                                     -------  ------- -------
Other expense:
Salaries and employee benefits expense (note 13)....   5,144    4,796   4,343
Net occupancy expense...............................   1,517    1,349   1,173
Professional fees...................................     431      394     407
Goodwill and other intangible asset amortization....     711      612     633
Other operating expense.............................   2,659    1,797   1,759
                                                     -------  ------- -------
    Total noninterest expense.......................  10,462    8,948   8,315
                                                     -------  ------- -------
    Income before income tax expense................   3,492    7,206   7,652
Income tax expense (note 11)........................   1,270    2,583   2,594
                                                     -------  ------- -------
    Net income...................................... $ 2,222  $ 4,623 $ 5,058
                                                     =======  ======= =======
Net income per share--basic......................... $  0.58  $  1.26 $  1.38
                                                     =======  ======= =======
Net income per share--diluted....................... $  0.56  $  1.20 $  1.33
                                                     =======  ======= =======

          See accompanying notes to consolidated financial statements.

Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income

                                                                  Accumulated
                                                                     Other
                          Common  Capital   Treasury  Retained   Comprehensive
                          Stock   Surplus    Stock    Earnings   (Loss) Income   Total
                          ------- --------  --------  ---------  -------------- -------
                                      (in thousands, except share data)
Balance at December 31,
 1996...................  $11,423 $ 7,787   $  (853)  $ 15,926       $ (40)     $34,243
                          ======= =======   =======   ========       =====      =======
Comprehensive income:
  Net income............       --      --        --      5,058          --        5,058
  Unrealized gains
   arising during the
   year on securities
   available for sale...       --      --        --         --         154          154
  Plus realized losses
   on securities
   available for sale,
   net of tax...........       --      --        --         --           5            5
                          ------- -------   -------   --------       -----      -------
    Total comprehensive
     income.............       --      --        --      5,058         159        5,217
                          ------- -------   -------   --------       -----      -------
Dividends paid (.48 per
 share).................       --      --        --     (1,753)         --       (1,753)
Stock split effected in
 the form of a dividend
 (five-for-three).......    7,615  (7,615)       --         --          --           --
Stock options exercised
 (65,970 shares)........       --     (54)      783         --          --          729
Treasury stock purchased
 (116,310 shares).......       --      --    (1,682)        --          --       (1,682)
                          ------- -------   -------   --------       -----      -------
Balance at December 31,
 1997...................   19,038     118    (1,752)    19,231         119       36,754
                          ======= =======   =======   ========       =====      =======
Comprehensive income:
  Net income............       --      --        --      4,623          --        4,623
  Unrealized gains
   arising during the
   year on securities
   available for sale...       --      --        --         --          88           88
  Less realized gains on
   securities available
   for sale, net of
   tax..................       --      --        --         --         (37)         (37)
                          ------- -------   -------   --------       -----      -------
    Total comprehensive
     income.............       --      --        --      4,623          51        4,674
                          ------- -------   -------   --------       -----      -------
Dividends paid (.56 per
 share)                        --      --        --     (2,048)         --       (2,048)
Stock options exercised
 (58,219 shares)........       --    (101)      790         --          --          689
Treasury stock purchased
 (87,368 shares)........       --      --    (1,837)        --          --       (1,837)
                          ------- -------   -------   --------       -----      -------
Balance at December 31,
 1998...................   19,038      17    (2,799)    21,806         170       38,232
                          ======= =======   =======   ========       =====      =======
Comprehensive income:
  Net income............       --      --        --      2,222          --        2,222
  Unrealized losses
   arising during the
   year on securities
   available for sale...       --      --        --         --        (695)        (695)
  Plus realized losses
   on securities
   available for sale,
   net of tax...........       --      --        --         --          18           18
                          ------- -------   -------   --------       -----      -------
    Total comprehensive
     income.............       --      --        --      2,222        (677)       1,545
                          ------- -------   -------   --------       -----      -------
Dividends paid (.60 per
 share).................       --      --        --     (2,310)         --       (2,310)
Stock issued for
 acquisition of Midwest
 Bancshares, Inc.
 (1,105,348 shares).....    5,526  13,281        --         --          --       18,807
Stock options exercised
 (54,821 shares)........       --   (106)       868      (207)          --          555
Treasury stock purchased
 (461,400 shares).......       --      --    (6,594)        --          --       (6,594)
                          ------- -------   -------   --------       -----      -------
Balance at December 31,
 1999...................  $24,564 $13,192   $(8,525)  $ 21,511       $(507)     $50,235
                          ======= =======   =======   ========       =====      =======

          See accompanying notes to consolidated financial statements

Consolidated Statements of Cash Flows

                                                    Year ended December 31
                                                  ----------------------------
                                                    1999      1998      1997
                                                  --------  --------  --------
                                                        (in thousands)
Cash flows from operating activities:
Net income......................................  $  2,222  $  4,623  $  5,058
                                                  --------  --------  --------
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization.................     1,340     1,247     1,129
  Provision for loan losses.....................     3,628     1,179       417
  Investment securities losses (gains), net.....        28       (58)        8
  Loss on sale of premises and equipment........        --        --        14
  Amortization of premiums on investment
   securities...................................       199       155       225
  Accretion of investment securities and loan
   discounts....................................      (465)     (447)     (578)
  Increase in other assets......................      (705)     (152)     (759)
  (Decrease) increase in other liabilities......    (1,127)       42       503
                                                  --------  --------  --------
    Total adjustments...........................     2,898     1,966       959
                                                  --------  --------  --------
    Net cash provided by operating activities...     5,120     6,589     6,017
                                                  --------  --------  --------
Cash flows from investing activities:
Investment securities available for sale:
  Proceeds from sales...........................     9,465     3,205     1,994
  Proceeds from maturities......................    11,372     5,810    10,807
  Purchases.....................................   (16,238)  (15,347)   (9,330)
Investment securities held to maturity:
  Proceeds from maturities......................     5,836    10,390     9,639
  Purchases.....................................    (2,221)   (4,333)   (1,936)
Purchases of loan pool participations...........   (41,440)  (25,710)  (25,589)
Principal recovery on loan pool participations..    32,973    25,526    21,950
Net increase in loans...........................   (18,318)  (21,483)  (26,450)
Purchases of premises and equipment.............      (437)     (495)   (1,615)
Proceeds from sale of premises and equipment....         6        --        24
Cash received in acquisition of Midwest
 Bancshares, Inc................................     3,403        --        --
                                                  --------  --------  --------
  Net cash used in investing activities.........   (15,599)  (22,437)  (20,506)
                                                  --------  --------  --------
Cash flows from financing activities:
Net increase in deposits........................     8,775    17,425     8,356
Net increase in federal funds purchased.........     2,989        --        --
Federal Home Loan Bank advances.................    11,900     8,000    11,600
Repayment of Federal Home Loan Bank advances....    (5,038)   (6,405)   (5,600)
Advances on note payable........................     6,910     7,450     6,550
Principal payments on note payable..............    (5,910)   (4,500)   (1,000)
Dividends paid..................................    (2,310)   (2,048)   (1,753)
Purchases of treasury stock.....................    (6,594)   (1,837)   (1,682)
Proceeds from stock options exercised...........       555       689       729
                                                  --------  --------  --------
  Net cash provided by financing activities.....    11,277    18,774    17,200
                                                  --------  --------  --------
  Net increase in cash and cash equivalents.....       798     2,926     2,711
Cash and cash equivalents at beginning of year..    22,121    19,195    16,484
                                                  --------  --------  --------
Cash and cash equivalents at end of year........  $ 22,919  $ 22,121  $ 19,195
                                                  ========  ========  ========
Supplemental disclosure of cash flow
 information:
Cash paid during the period for:
  Interest......................................  $ 13,307  $ 10,832  $  9,299
                                                  ========  ========  ========
  Income taxes..................................  $  2,251  $  2,128  $  2,894
                                                  ========  ========  ========

          See accompanying notes to consolidated financial statements.

December 31, 1999, 1998, and 1997

1. Summary of Significant Accounting Policies

  The accounting and reporting policies of Mahaska Investment Company and subsidiaries (the "Company") conform to generally accepted accounting principles and to general practices within the banking industry. The consolidated financial statements of the Company include its 100 percent owned subsidiaries, Mahaska State Bank, Central Valley Bank, Pella State Bank, Midwest Federal Savings and Loan Association of Eastern Iowa, and On-Site Credit Services. All material intercompany transactions have been eliminated in consolidation.

On-Site Credit Services, Inc.

  On April 23, 1999, the Company announced that it had elected to seek a buyer for On-Site Credit Services, Inc. ("On-Site"), its wholly-owned commercial finance subsidiary. A letter of intent was executed with a potential buyer for On-Site on July 28, 1999, with closing of the sale anticipated to occur in the fourth quarter of 1999. In October of 1999, it was determined that a satisfactory agreement would not be reached with the potential buyer due to the proposed structure of the transaction (not due to pricing issues). Prior to year-end 1999, leases totaling approximately $1 million were sold to a non-affiliated organization. Collections and charge-offs reduced On-Site's total loan and lease portfolio to $5,081,000, or approximately 2 percent of the Company's total loans as of December 31, 1999. As of December 31, 1999, the allowance for loan losses related to the remaining On-Site loans and leases was $1,150,000. The Company's financial results for the year ended December 31, 1999 include a loan loss provision of $2,439,000 and charges aggregating $385,000 primarily related to losses on sales of assets and expenses incurred in collecting loans. Management continues to evaluate options on the remaining assets of On-Site.

Acquisition of Midwest Bancshares, Inc.

  The Company announced on February 2, 1999, that it entered into a definitive agreement to acquire all the outstanding shares of Midwest Bancshares, Inc. ("Midwest") of Burlington, Iowa in a tax-free exchange of Company common stock. Midwest is the parent company of Midwest Federal Savings and Loan Association of Eastern Iowa ("Midwest Federal"), a community-oriented thrift institution, with locations in Burlingtion, West Burlington, Fort Madison, and Wapello, Iowa.

  On July 22, 1999, the Federal Reserve Bank of Chicago approved the acquisition. The acquisition was approved by shareholders of both companies on September 22, 1999, with the closing occurring on September 30, 1999. Following the merger, Midwest Federal became a wholly-owned subsidiary of the Company, retaining its separate thrift charter. As of September 30, 1999, Midwest Federal had total assets of $176,929,000, loans of $100,239,000 and deposits of $107,164,000. The transaction with Midwest was accounted for using the purchase method of accounting. The purchase price for Midwest totaled $19,237,000 including transaction expenses for attorney fees, investment banking fees, accounting, employment agreement settlements, and stock registration costs totaling $640,000. The purchase price was determined based on the Company's average share price at the announcement date multiplied by the 1,105,348 shares of Company common stock that were issued to the former shareholders of Midwest on September 30, 1999. The excess of purchase price over the identifiable fair value of the tangible and identifiable intangible assets acquired and the liabilities assumed of $6,234,000 was recorded as goodwill and is being amortized over 25 years on a straight-line basis. The results of operations for the three months ended December 31, 1999 for Midwest are included in the Company's consolidated statement of income.

  The following pro forma financial information presents the combined results of operations of the Company and Midwest Federal as if the acquisition had been effective January 1, 1998, after giving effect to certain adjustments, including amortization and accretion of discounts, premiums, goodwill and deposit base intangibles and related income tax effects. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the Company and Midwest Federal constituted a single entity during such periods.

Proforma Condensed Statements of Income

                                            Pro forma
                                           Acquisition  Pro forma
                          Mahaska Midwest  Adjustments Consolidated
                          ------- -------- ----------- ------------
Twelve months ended
 December 31, 1999
Interest income.........  $28,830   8,531      351        37,712
Interest expense........   13,195   5,392      (94)       18,493
                          -------  ------      ---        ------
Net interest income.....   15,635   3,139      445        19,219
Provision for loan
 losses.................    3,628      36                  3,664
Noninterest income......    1,947     451                  2,398
Noninterest expense.....   10,462   2,520      460        13,442
                          -------  ------      ---        ------
Income before income tax
 expense................    3,492   1,034      (15)        4,511
Income tax expense......    1,270     382                  1,652
                          -------  ------      ---        ------
Net income..............  $ 2,222     652      (15)        2,859
                          =======  ======      ===        ======
Net income per share--
 basic..................  $  0.58    0.59                   0.58
                          =======  ======                 ======
Net income per share--
 diluted................  $  0.56    0.59                   0.57
                          =======  ======                 ======

Twelve months ended
 December 31, 1998
Interest income.........  $25,966  11,342      580        37,888
Interest expense........   10,490   7,227      (69)       17,648
                          -------  ------      ---        ------
Net interest income.....   15,476   4,115      649        20,240
Provision for loan
 losses.................    1,179      48                  1,227
Noninterest income......    1,857     664                  2,521
Noninterest expense.....    8,948   2,810      620        12,378
                          -------  ------      ---        ------
Income before income tax
 expense................    7,206   1,921       29         9,156
Income tax expense......    2,583     549                  3,132
                          -------  ------      ---        ------
Net income..............  $ 4,623   1,372       29         6,024
                          =======  ======      ===        ======
Net income per share--
 basic..................  $  1.26    1.31                   1.28
                          =======  ======                 ======
Net income per share--
 diluted................  $  1.20    1.25                   1.22
                          =======  ======                 ======

Formation of Pella State Bank

  Pella State Bank is a full service, state-chartered commercial bank which was formed as a de novo institution by the Company in December 1997. The Company provided initial capitalization of $5,000,000 to Pella State Bank from cash on hand and an advance on its commercial bank line of credit.

Nature of Operations

  The bank subsidiaries engage in retail and commercial banking and related financial services, providing the usual products and services such as deposits, commercial, real estate, and consumer loans, and trust services. Mahaska State Bank also provides data processing services to affiliated and non-affiliated banks. On-Site Credit Services provides equipment leasing and accounts receivable financing.

  Since 1988, the Company, either directly or through the bank subsidiaries, has invested in loan pool participations that have been purchased by certain non-affiliated independent service corporations (collectively, the "Servicer") from the Federal Deposit Insurance Corporation ("FDIC"), the Resolution Trust Corporation ("RTC"), or other sources. These loan pool investments are comprised of packages of loans previously made by financial institutions, which often include distressed or nonperforming loans, that have been sold at prices reflecting various discounts from the aggregate outstanding principal amount of the underlying loans depending on the credit quality of the portfolio. The Servicer collects and remits these amounts, less servicing fees, to the participants.

Effect of New Financial Accounting Standards

  The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 establishes new standards for determining a reportable segment and for disclosing information regarding each such segment. The amount of each segment item reported is the measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to segments and assessing performance. The adoption of SFAS No. 131 did not impact the results of operations or financial condition, but did require the disclosure of segment information. See Note 15 for the disclosure on segment information.

Earning per Share

  Basic earnings per share amounts are computed by dividing net income by the weighted average number of shares outstanding during the year. Diluted earnings per share amounts are computed by dividing net income by the weighted average number of shares and all potentially dilutive shares outstanding during the year. In November 1997, the Company issued a five-for-three stock split in the form of a dividend. All prior year share amounts have been restated to reflect this stock dividend. The Company has had a Stock Repurchase Plan in effect since April 1995. In accordance with this plan, 461,400, 87,368 and 116,310 shares of common stock were repurchased by the Company during 1999, 1998, and 1997, respectively. The following information was used in the computation of earnings per share on both a basic and diluted basis for the years ended December 31, 1999, 1998 and 1997:

                                                           1999    1998   1997
                                                          ------- --------------
                                                          (in thousands, except
                                                           per share amounts)
Basic EPS computation
Numerator:
  Net income............................................. $ 2,222  4,623  5,058
                                                          ------- ------ ------
Denominator:
  Weighted average shares outstanding....................   3,864  3,660  3,653
                                                          ------- ------ ------
Basic EPS................................................ $  0.58   1.26   1.38
                                                          ======= ====== ======
Diluted EPS computation
Numerator:
  Net income............................................. $ 2,222  4,623  5,058
                                                          ------- ------ ------
Denominator:
  Weighted average shares outstanding....................   3,864  3,660  3,653
  Weighted average dilutive shares outstanding for stock
   options...............................................     105    182    137
                                                          ------- ------ ------
                                                            3,969  3,842  3,790
                                                          ------- ------ ------
Diluted EPS.............................................. $  0.56   1.20   1.33
                                                          ======= ====== ======

Fair Value Financial Instruments

  Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering the

Company's entire holdings of a particular financial instrument for sale at one time. Unless included in assets available for sale, it is the Company's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sale activities.

  Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  Estimated fair values have been determined by the Company using the best available information and an estimation method suitable for each category of financial instruments.

Cash and Due from Banks

  The Company is required to maintain certain daily reserve balances on hand in accordance with federal banking regulations. The average reserve balances maintained in accordance with such regulations for the years ended December 31, 1999, 1998, and 1997 were $834,000, $1,048,000 and $897,000, respectively.

Investment Securities

  The Company classifies investment securities based on the intended holding period. Securities which may be sold prior to maturity to meet liquidity needs, to respond to market changes, or to adjust the Company's asset-liability position are classified as available for sale. Securities held principally for the purpose of near-term sales are classified as trading. Securities which the Company intends to hold until maturity are classified as held to maturity.

  Investment securities available for sale are recorded at fair value. The aggregate unrealized gains and losses, net of the income tax effect, are recorded as a component of other comprehensive income until realized. Securities held to maturity are recorded at cost, adjusted for amortization of premiums and accretion of discounts.

  Net gains or losses on the sales of securities are shown in the consolidated statements of income using the specific identification method and are recognized on a trade date basis.

  The gross unrealized holding losses on investment securities available for sale for the year ended December 31, 1999 were $1,079,000, the income tax benefit was $402,000 and therefore, the net losses were $677,000. The gross unrealized holding gains for the year ended December 31, 1998 was $77,000, the income tax expense was $26,000 and therefore, the net gain was $51,000. The gross unrealized holding gains for the year ended December 31, 1997 were $261,000, the income tax expense was $102,000 and therefore, the net gains were $159,000.

Loans

  Loans are stated at the principal amount outstanding, net of unearned discount and allowance for loan losses. Unearned discount on installment loans is transferred to income over the term of the loan using the level yield method. Interest on all other loans is credited to income as earned based on the principal amount outstanding.

  It is the Company's policy to discontinue the accrual of interest income on any loan when, in the opinion of management, there is reasonable doubt as to the collectibility of interest or principal. Nonaccrual loans are returned to an accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to timely payment of principal or interest.

  All impaired loans, including loans that are restructured in a troubled debt restructuring involving a modification of terms, are measured at the present value of expected future cash flows discounted at the loan's initial effective interest rate. The fair value of the collateral of an impaired collateral-dependent or an observable market price, if one exists, may be used as an alternative to discounting. If the measure of the impaired loan is less than the recorded investment in the loan, impairment will be recognized through the allowance for loan losses. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. All portfolio loans are reviewed for impairment on an individual basis.

Concentrations of Credit Risk

  The Company originates real estate, consumer, and commercial loans primarily in its southeast Iowa market area and adjacent counties. Although the Company has a diversified portfolio, a substantial portion of its borrowers' ability to repay their loans is dependent upon economic conditions in the Company's market area.

Allowance for Loan Losses

  The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes collectibility of the principal is unlikely.

  Management believes the allowance for loan losses is adequate to absorb losses in the loan portfolio on the balance sheet date. While management uses available information to recognize loan losses, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of the examination process, periodically review the subsidiary banks' allowance for loan losses. Such agencies may require the subsidiary banks to increase their allowance for loan losses based on their judgments and interpretations about information available to them at the time of their examinations.

Loan Pool Participations

  The Company has invested in participation in pools of loans acquired from the FDIC, the RTC, and other sources at substantial discounts. The pools, all acquired since 1988, consist of loans to borrowers located throughout the United States.

  The Company carries its investment in the loan pools as a separate earning asset on the balance sheet. Principal or interest restructures, write-downs, or write-offs within the pools are not included in the Company's disclosures for its loan portfolio.

  The loan pools are managed by the Servicer operating in Omaha, Nebraska, the sole incentive of which is cash collection without regard to principal or income allocation of the payment. The investment in loan pools is accounted for on a cash basis. For loans receiving regular payments, cash is applied first to interest income for interest due at the contract rate. Payment amounts in excess of the interest due at the contractual interest rates are applied to the principal in a ratio of cost basis to loan face amount and to discount income for the remainder.

  For loans where payment is received on an irregular basis, the Servicer evaluates the collateral position of the loan and, where well-secured, the payments are applied as described above. When the loan is judged to be other than well-secured, the payment is applied to principal and discount income with no recognition of interest due at the contract rate.

  For loans where circumstances or new information lead the Servicer to believe that collection of the note or recovery through collateral is less than originally determined, the cost basis assigned to the loan is written down or off through a charge to discount income.

  For loans where the Servicer negotiates a settlement of the obligation for a lump sum, the payment is applied first to principal, then to discount income and last to interest due at the contract rate.

Premises and Equipment

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line or accelerated method over the estimated useful lives of the respective assets, which range from 5 to 40 years for buildings and improvements and 3 to 10 years for furniture and equipment.

Goodwill and Other Intangible Assets

  The goodwill and other intangible assets consists of goodwill of $10,749,000, $5,045,000 and $5,555,000, and core deposit premium of
$2,101,000, $505,000 and $607,000 at December 31, 1999, 1998, and 1997,
respectively. Goodwill is being amortized using the straight-line method over 15 or 25 years. Core deposit premium is being amortized using the effective-yield method over 10 years. Amortization expenses for 1999, 1998, and 1997 for goodwill were $530,000, $510,000 and $509,000, respectively, and $181,000,
$102,000 and $124,000, respectively, for core deposit premium. As of December 31, 1999, 1998, and 1997, the accumulated amortization of goodwill was $2,812,000, $2,282,000 and $1,772,000, respectively, and $626,000, $445,000, and $343,000, respectively, for core deposit premium.

Other Real Estate Owned

  Other real estate owned represents property acquired through forclosure or deeded to the subsidiary banks in lieu of forclosure on real estate mortgage loans on which the borrowers have defaulted as to payment of principal and interest. Other real estate owned is carried at the lower of the cost of acquisition or fair value, less estimated costs of disposition, and is included in other assets on the consolidated balance sheets. Reductions in the balance of other real estate at the date of acquisition are charged to the allowance for loan losses. Expenses incurred subsequent to the acquisition of the property and any subsequent write-downs to reflect current fair market value are charged as noninterest expense as incurred. Gains or losses on the disposition of other real estate are recognized in other income or expense in the period in which they are realized.

Trust Department Assets

  Property held for customers in fiduciary or agency capacities is not included in the accompanying consolidated balance sheets, as such items are not assets of the Company.

Income Taxes

  The Company files a consolidated federal income tax return. Federal income taxes are allocated based on each entity computing its taxes on a separate company basis. For state purposes, the bank subsidiaries each file a franchise return and the remaining entities file a consolidated income tax return.

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts and of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Consolidated Statements of Cash Flows

  For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest-bearing deposits in banks, and federal funds sold.

Reclassifications

  Certain reclassifications have been made to prior years' consolidated financial statements in order to conform to current year presentation.

Use of Estimates in the Preparation of Financial Statements

  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly sensitive to change relate to the allowance for loan losses and the carrying basis of the loan pool participations.

2. Investment Securities

  A summary of investment securities by type as of December 31, 1999 and 1998, follows:

                                                     Gross      Gross
                                         Amortized Unrealized Unrealized  Fair
           December 31, 1999               Cost      Gains      Losses   Value
           -----------------             --------- ---------- ---------- ------
                                                     (in thousands)
Investment Securities Available for
Sale:
U.S. government securities.............   $ 5,078       9         66      5,021
U.S. government agency securities......    35,819      --        517     35,302
Obligations of states and political
 subdivisions..........................     7,872      --         92      7,780
Other investment securities............    12,570      --        143     12,427
                                          -------     ---        ---     ------
  Total................................   $61,339       9        818     60,530
                                          =======     ===        ===     ======
Investment Securities Held to Maturity:
U.S. government agency securities......   $19,685      65        124     19,626
Obligations of states and political
 subdivisions..........................     7,573      17        111      7,479
Other investment securities............     2,187      --          1      2,186
                                          -------     ---        ---     ------
  Total................................   $29,445      82        236     29,291
                                          =======     ===        ===     ======

                                                     Gross      Gross
                                         Amortized Unrealized Unrealized  Fair
           December 31, 1998               Cost      Gains      Losses   Value
           -----------------             --------- ---------- ---------- ------
                                                     (in thousands)
Investment Securities Available for
 Sale:
U.S. government securities.............   $ 4,501     102         --      4,603
U.S. government agency securities......    16,257     164         13     16,408
Other investment securities............     8,627      29         12      8,644
                                          -------     ---        ---     ------
  Total................................   $29,385     295         25     29,655
                                          =======     ===        ===     ======
Investment Securities Held to Maturity:
U.S. government agency securities......   $ 1,290      26         --      1,316
Obligations of states and political
 subdivisions..........................     8,291     127          9      8,409
Other investment securities............     4,098      15         --      4,113
                                          -------     ---        ---     ------
  Total................................   $13,679     168          9     13,838
                                          =======     ===        ===     ======

  Proceeds from the sale of investment securities available for sale during 1999, 1998, and 1997 were $9,465,000, $3,205,000, and $1,994,000, respectively. Gross gains and losses realized on the sale of investment securities available for sale for the years ended December 31 were as follows:

                                                                 1999  1998 1997
                                                                 ----  ---- ----
                                                                 (in thousands)
Realized gains.................................................. $ 12   58   --
Realized losses.................................................  (40)  --   (8)
                                                                 ----  ---  ---
  Total......................................................... $(28)  58   (8)
                                                                 ====  ===  ===

  As of December 31, 1999 and 1998, investment securities of approximately $8,010,000 and $9,557,000, respectively, were pledged as collateral to secure public fund deposits and for other purposes required or permitted by law. Public funds approximated $28,397,000 and $27,181,000 at December 31, 1999 and 1998, respectively.

  The amortized cost and approximate fair value of investment securities as of December 31, 1999, by contractual maturity, are shown as follows. Expected maturities will differ from contractual maturities because issuers may have the right to call or repay obligations with or without call or prepayment penalties.

                                                                Amortized  Fair
                                                                  Cost    Value
                                                                --------- ------
                                                                 (in thousands)
Investment Securities Available for Sale:
Due in 1 year or less..........................................  $ 4,283   4,269
Due after 1 year through 5 years...............................   31,335  30,826
Due after 5 years through 10 years.............................    3,683   3,633
Due after 10 years.............................................   22,038  21,802
                                                                 -------  ------
  Total........................................................  $61,339  60,530
                                                                 =======  ======

Investment Securities Held to Maturity:
Due in 1 year or less..........................................  $ 2,475   2,475
Due after 1 year through 5 years...............................    8,932   8,849
Due after 5 years through 10 years.............................    3,557   3,558
Due after 10 years.............................................   14,481  14,409
                                                                 -------  ------
  Total........................................................  $29,445  29,291
                                                                 =======  ======

3. Loans

  A summary of the respective loan categories as of December 31, 1999 and 1998, follows:

                                                                  1999    1998
                                                                -------- -------
                                                                 (in thousands)
Real estate loans.............................................. $186,872  82,587
Commercial and agricultural loans..............................   80,260  66,463
Loans to individuals...........................................   13,866  12,847
Other loans....................................................    1,093   3,530
                                                                -------- -------
  Total........................................................ $282,091 165,427
                                                                ======== =======

  Total nonperforming loans and assets at December 31, 1999 and 1998, were:

                                                                   1999    1998
                                                                  ------- -------
                                                                  (in thousands)
Impaired loans and leases:
  Nonaccrual..................................................... $ 2,874    561
  Restructured...................................................     515    164
                                                                  ------- ------
    Total impaired loans and leases..............................   3,389    725
Loans and leases past due 90 days and more.......................   1,426    663
                                                                  ------- ------
  Total nonperforming loans......................................   4,815  1,388
Other real estate owned..........................................     150     12
                                                                  ------- ------
  Total nonperforming assets..................................... $ 4,965  1,400
                                                                  ======= ======

  The average balances of nonperforming loans for the years ended December 31, 1999 and 1998, were $3,173,000 and $1,626,000, respectively. The allowance for credit losses related to nonperforming loans at December 31, 1999 and 1998, was $1,212,000 and $103,000, respectively. Nonperforming loans of $1,163,000 and $1,343,000 at December 31, 1999 and 1998, respectively, were not subject to a related allowance for credit losses because of the net realizable value of loan collateral, guarantees and other factors. The effect of nonaccrual and restructured loans on interest income for each of the three years ended December 31, 1999, 1998, and 1997 was:

                                                                  1999 1998 1997
                                                                  ---- ---- ----
                                                                  (in thousands)
Interest income:
  As originally contracted....................................... $328 126  213
  As recognized..................................................   70  17   91
                                                                  ---- ---  ---
    Reduction of interest income................................. $258 109  122
                                                                  ==== ===  ===

4. Allowance for Loan Losses

  Changes in the allowance for loan losses for the years ended December 31, 1999, 1998 and 1997 were as follows:

                                                           1999    1998   1997
                                                          -------  -----  -----
                                                            (in thousands)
Balance at beginning of year............................. $ 2,177  1,816  1,491
Provision for loan losses................................   3,628  1,179    417
Recoveries on loans previously charged off...............      60     22     45
Loans charged off........................................  (2,375)  (840)  (137)
Allowance of Midwest at date of acquisition..............     516     --     --
                                                          -------  -----  -----
Balance at end of year................................... $ 4,006  2,177  1,816
                                                          =======  =====  =====

5. Loans to Related Parties

  Certain directors and officers of the Company, including their immediate families and companies in which they are principal owners, were loan customers of the Company's subsidiaries. All loans to this group were made in the ordinary course of business at prevailing terms and conditions. The loan activity of this group, including loans as of December 31, 1999 and 1998, was as follows:

                                                                   1999    1998
                                                                  ------- ------
                                                                  (in thousands)
Aggregate balance at beginning of year........................... $ 9,053  8,085
Advances.........................................................  13,146 13,486
Payments.........................................................  12,229 12,518
Acquisition balances.............................................     844     --
                                                                  ------- ------
Aggregate balance at end of year................................. $10,814  9,053
                                                                  ======= ======

6. Premises and Equipment

  A summary of premises and equipment as of December 31, 1999 and 1998 was as follows:

                                                                   1999    1998
                                                                 -------- -------
                                                                 (in thousands)
Land and improvements........................................... $    915    603
Building and improvements.......................................    6,770  3,670
Furniture and equipment.........................................    6,525  4,962
                                                                 -------- ------
  Total office properties and equipment at cost.................   14,210  9,235
Less accumulated depreciation...................................    7,415  5,192
                                                                 -------- ------
  Total......................................................... $  6,795  4,043
                                                                 ======== ======

7. Deposits

  The scheduled maturities of certificate accounts are as follows as of December 31, 1999:

                                                                  (in thousands)
2000.............................................................    $114,494
2001.............................................................      50,249
2002.............................................................      14,013
2003.............................................................       3,240
2004.............................................................       4,724
                                                                     --------
  Total..........................................................    $186,720
                                                                     ========

  Time deposits in excess of $100,000 approximated $26,181,000 and $24,468,000 as of December 31, 1999 and 1998, respectively. Interest expense on such deposits for the years ended December 31, 1999, 1998, and 1997 was approximately $1,233,000, $1,189,000, and $871,000, respectively.

8. Federal Home Loan Bank Advances

  At December 31, 1999 and 1998, Federal Home Loan Bank (FHLB) advances consisted of the following:

                                                 Weighted-           Weighted-
                                                  Average             Average
                                        1999   interest rate 1998  interest rate
                                       ------- ------------- ----- -------------
                                                    (in thousands)
Maturity in year ending:
1999.................................. $    --       --%     3,027     5.96%
2000..................................  34,808     5.93      2,029     6.01
2001..................................   3,808     6.34         30     5.40
2002..................................   5,808     5.51         --       --
2003..................................  11,808     5.37         --       --
2004..................................      --       --         --       --
Thereafter............................   7,189     5.74      2,509     5.07
                                       -------     ----      -----     ----
  Total............................... $63,421     5.79      7,595     5.68
                                       =======     ====      =====     ====

  Advances from the FHLB are secured by stock in the FHLB. In addition, the bank subsidiaries have agreed to maintain unencumbered additional security in the form of certain residential mortgage loans aggregating not less than 125 percent or 130 percent of outstanding advances.

  Many of the advances listed above have call provisions which allow the FHLB to request that the advance be paid back or refinanced at the rates then being offered by the FHLB. Call provisions are not included in the above listed advances.

9. Note Payable

  The note payable balance at December 31, 1999, consists of advances on a $20,000,000 line of credit with an unaffiliated bank. The line has a variable interest rate and is due June 30, 2000. The current note is secured by all of the common stock of the subsidiaries. Interest is payable quarterly at 3/8 below the lender's prime rate, which ranged from 7 3/8 percent to 8 1/8 percent in 1999. The weighted average interest rate paid on this line of credit for the years ended December 31, 1999, 1998, and 1997 was 7.70%, 8.05% and 8.23%, respectively.

10. Fair Value of Financial Instruments

  The fair value of the Company's financial instruments as of December 31, 1999 and 1998, were as follows:

                                                                Carrying  Fair
1999                                                             Value    Value
----                                                            -------- -------
                                                                 (in thousands)
Financial assets:
Cash and due from banks........................................ $ 13,354  13,354
Interest-bearing deposits with banks...........................    1,700   1,700
Federal funds sold.............................................    7,865   7,865
Investment securities..........................................   89,975  89,822
Loans, net.....................................................  278,085 275,123
Loan pool participations.......................................   67,756  67,756
Accrued interest receivable....................................    4,719   4,719
Financial liabilities:
Deposits....................................................... $348,672 349,236
Federal funds purchased........................................    2,965   2,965
Federal Home Loan Band advances................................   63,421  62,616
Notes payable..................................................   18,000  18,000
Accrued interest payable.......................................    1,386   1,386

                                                                Carrying  Fair
1998                                                             Value    Value
----                                                            -------- -------
                                                                 (in thousands)
Financial assets:
Cash and due from banks........................................ $  9,292   9,292
Interest-bearing deposits with banks...........................    3,559   3,559
Federal funds sold.............................................    9,270   9,270
Investment securities..........................................   43,334  43,493
Loans, net.....................................................  163,250 163,809
Loan pool participations.......................................   54,510  54,510
Accrued interest receivable....................................    3,175   3,175
Financial liabilities:
Deposits....................................................... $232,733 233,444
Federal Home Loan Band advances................................    7,595   7,609
Notes payable..................................................   17,000  17,000
Accrued interest payable.......................................    1,402   1,402

  The recorded amount of cash and due from banks, interest-bearing deposits with banks, and federal funds sold approximates fair value due to the short-term nature of these instruments.

  The estimated fair value of investment securities has been determined using available quoted market prices.

  The recorded amount of the loan pool participations approximates fair value due to the characteristics of the loan pool participations. Any additional value attained in the loan pool participations over purchase cost is directly attributable to the expertise of the Servicer to collect a higher percentage of the book value of loans in the pools over the percentage paid.

  Deposit liabilities with no stated maturities have an estimated fair value equal to the recorded balance. Deposits with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating the current market rate for similar deposits. The fair value estimate does not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market. The Company believes the value of these depositor relationships to be significant.

  The recorded amount of federal funds purchased approximates fair value due to the short-term nature of these instruments.

  The estimated fair value of the Federal Home Loan Bank advances was determined using a present value discounted cash flow with a discount rate approximating the current market rate for similar borrowings.

  The recorded amount of the notes payable approximates fair value as a result of the short-term nature of these instruments.

11. Income Taxes

  Income tax expense (benefit) for the years ended December 31, 1999, 1998, and 1997 is as follows:

1999                                                        Federal  State Total
----                                                        -------  ----- -----
                                                              (in thousands)
Current.................................................... $1,322    307  1,629
Deferred...................................................   (360)     1   (359)
                                                            ------    ---  -----
                                                            $  962    308  1,270
                                                            ======    ===  =====

1998                                                        Federal  State Total
----                                                        -------  ----- -----
                                                              (in thousands)
Current.................................................... $2,297    370  2,667
Deferred...................................................    (57)   (27)   (84)
                                                            ------    ---  -----
                                                            $2,240    343  2,583
                                                            ======    ===  =====

1997                                                        Federal  State Total
----                                                        -------  ----- -----
                                                              (in thousands)
Current.................................................... $2,389    350  2,739
Deferred...................................................   (133)   (12)  (145)
                                                            ------    ---  -----
                                                            $2,256    338  2,594
                                                            ======    ===  =====

  Income tax expense differs from the amount computed by applying the United States federal income tax rate of 34 percent in 1999, 1998, and 1997 to income before income tax expense. The reasons for these differences are as follows:

                                                            1999   1998   1997
                                                           ------  -----  -----
                                                             (in thousands)
Provision at statutory rate............................... $1,187  2,450  2,602
State franchise tax (net of federal tax benefit)..........    203    227    223
Nontaxable interest income................................   (147)  (113)  (115)
Nondeductible goodwill amortization.......................     28     21     21
Life insurance cash value increase........................    (26)   (26)   (26)
Other, net................................................     25     24   (111)
                                                           ------  -----  -----
  Total................................................... $1,270  2,583  2,594
                                                           ======  =====  =====

  The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1999 and 1998, are as follows:

                                                                 1999     1998
                                                               --------  -------
                                                               (in thousands)
Deferred tax assets:
Allowance for loan losses..................................... $  1,039     569
Deferred compensation.........................................       83      72
Premium amortization..........................................       83      73
Unrealized loss on available for sale securities..............      302      --
                                                               --------  ------
  Gross deferred tax assets...................................    1,507     714
                                                               ========  ======
Deferred tax liabilities:
Depreciation and amortization.................................     (329)   (105)
Federal Home Loan Bank stock..................................     (110)    (11)
Deferred loan fees............................................      (83)    (87)
Purchase accounting adjustments...............................     (707)     --
Unrealized gain on available for sale securities..............       --    (100)
Other.........................................................       (8)    (49)
                                                               --------  ------
  Gross deferred tax liabilities..............................   (1,237)   (352)
                                                               --------  ------
  Net deferred tax asset...................................... $    270     362
                                                               ========  ======

  Based upon the Company's level of historical taxable income and anticipated future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

12. Stock Incentive Plan

  The Company has a stock incentive plan under which up to 750,000 shares of common stock are reserved for issuance pursuant to options or other awards which may be granted to officers, key employees, and certain nonaffiliated directors of the Company. The exercise price of each option equals the market price of the Company's stock on the date of grant. The option's maximum term is ten years, with vesting occurring at the rate of thirty-three percent on the one-year anniversary date of the grant, sixty-six percent vesting on the two-year anniversary, and one hundred percent vesting on the three-year anniversary date of the grant. The Company applies APB Opinion No. 25 and related interpretations in accounting for this plan. Accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had compensation cost for the Company's stock incentive plan been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                                   1999    1998
                                                                  ------- -------
                                                                  (in thousands)
Net income:
As reported...................................................... $ 2,222  4,623
Pro forma........................................................   1,976  4,362
Net income per share:
As reported basic................................................ $  0.58   1.26
As reported diluted..............................................    0.56   1.20
Pro forma basic..................................................    0.51   1.19
Pro forma diluted................................................    0.50   1.18

  The fair value of each option grant has been estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999 and 1998, respectively: dividend yield of 3.50 percent for 1999 and 2.80 percent for 1998; expected volatility of 22 percent for 1999 and 24 percent for 1998; risk free interest rates of 6.23 percent for 1999 and
4.71 percent for 1998; and expected lives of 7.5 years for both years.

  A summary of the status of the Company's stock incentive plan as of December 31, 1999 and 1998, and the activity during the years ended on those dates is presented below;

                                             1999                 1998
                                     -------------------- --------------------
                                               Exercise             Exercise
                                     Shares     Price     Shares     Price
                                     ------- ------------ ------- ------------
Net income:
Balance at beginning of year........ 496,297 $ 7.50-22.00 519,767 $7.50-19.875
Granted.............................  36,500 12.00-15.063  43,041 16.875-22.00
Granted from acquisition............  14,125    3.33-9.08      --          N/A
Exercised...........................  54,821   7.50-11.10  58,219   7.50-13.95
Forfeited...........................  71,869  11.10-22.00   8,292  11.10-22.00
                                     -------              -------
Outstanding at end of year.......... 420,232 $ 3.33-22.00 496,297 $ 7.50-22.00
                                     -------              -------
Options exercisable at year end..... 336,265 $ 3.33-22.00 366,403 $7.50-19.875
Weighted-average fair value of
 options granted during the year....         $       4.66         $       4.65

13. Employee Benefit Plans

  The Company maintains an employee stock ownership plan ("ESOP") covering substantially all employees meeting minimum age and service requirements. Contributions are determined by the board of directors of each subsidiary. Contributions relating to the plan were $183,000, $161,000 and $142,000 for 1999, 1998, and 1997, respectively. As of December 31, 1999 and 1998, the ESOP owned 501,184 and 417,667 shares of the Company's common stock, respectively.

  A 401(K) plan was adopted by the Company in 1994. The Company does not make contributions to this Plan. The Company has also provided deferred compensation plans to certain executive officers, which provide for a series of payments to be made after retirement. The present value of the future payments is being accrued over the respective employees remaining active service periods. The total expense related to these plans was $35,000, ($19,000) and $39,000 for the years ended December 31, 1999, 1998, and 1997, respectively.

  The Company provides no material post-retirement benefits.

14. Regulatory Capital Requirements

  The Company is subject to various capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the following table) of total capital and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. As of December 31, 1999 and 1998, the Company met all capital adequacy requirements to which it is subject. The Company and significant subsidiaries actual capital amounts and ratios are also presented in the following table.

                                                                To Be Well
                                            Minimum for      Capitalized Under
                                              Capital        Prompt Corrective
                             Actual      Adequacy Purposes   Action Provisions
                          -------------  -----------------   -------------------
                          Amount  Ratio   Amount     Ratio    Amount     Ratio
                          ------- -----  ---------- -------- ---------- --------
                                           (in thousands)
As of December 31, 1999:
Total capital (to risk-
 weighted assets):
Consolidated............  $41,391 12.7%  $   26,182     8.0%        N/A     N/A
Mahaska State Bank......   15,913 11.4       11,217     8.0     $14,022    10.0%
Central Valley Bank.....    8,849 13.9        5,108     8.0       6,385    10.0
Pella State Bank........    5,083 22.9        1,774     8.0       2,217    10.0
Midwest Federal.........   11,953 14.1        6,798     8.0       8,497    10.0
Tier 1 capital (to risk-
 weighted assets):
Consolidated............  $37,385 11.4%  $   13,091     4.0%        N/A     N/A
Mahaska State Bank......   14,364 10.2        5,609     4.0      $8,413     6.0%
Central Valley Bank.....    8,352 13.1        2,554     4.0       3,831     6.0
Pella State Bank........    4,795 21.6          887     4.0       1,330     6.0
Midwest Federal.........   11,430 13.5        3,399     4.0       5,098     6.0
Tier 1 capital (to
 average assets):
Consolidated............  $37,385  7.9%  $   14,276     3.0%        N/A     N/A
Mahaska State Bank......   14,364  8.5        5,077     3.0      $8,462     5.0%
Central Valley Bank.....    8,352  9.0        2,781     3.0       4,635     5.0
Pella State Bank........    4,795 19.1          752     3.0       1,253     5.0
Midwest Federal.........   11,430  6.7        5,150     3.0       8,583     5.0

As of December 31, 1998:
Total capital (to risk-
 weighted assets):
Consolidated............  $34,858 14.9%  $   18,656     8.0%        N/A     N/A
Mahaska State Bank......   15,638 11.2       11,162     8.0     $13,953    10.0%
Central Valley Bank.....    8,364 14.0        4,763     8.0       5,954    10.0
Pella State Bank........    4,924 44.3          890     8.0       1,113    10.0
Tier 1 capital (to risk-
 weighted assets):
Consolidated............  $32,682 14.0%  $    9,328     4.0%        N/A     N/A
Mahaska State Bank......   14,518 10.4        5,581     4.0      $8,372     6.0%
Central Valley Bank.....    7,966 13.4        2,382     4.0       3,572     6.0
Pella State Bank........    4,765 42.8          445     4.0         668     6.0
Tier 1 capital (to
 average assets):
Consolidated............  $32,682 11.3%  $    8,682     3.0%        N/A     N/A
Mahaska State Bank......   14,518  8.6        5,041     3.0      $8,402     5.0%
Central Valley Bank.....    7,966  9.3        2,569     3.0       4,282     5.0
Pella State Bank........    4,765 33.8          423     3.0         705     5.0

15. Business Segments

  The Company's wholly-owned subsidiaries, Mahaska State Bank ("MSB"), Central Valley Bank ("CVB"), Pella State Bank ("PSB"), Midwest Federal Savings and Loan Association of Eastern Iowa ("MFS") and On-Site Credit Services ("On-Site"), have been identified as reportable operating segments in accordance with the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."

  The Company evaluates performance and allocates resources based on the segment's net income or loss, total assets, net interest margin (FTE), return on average assets and return on average equity. The segments follow generally accepted accounting principles as described in the summary of significant accounting policies.

  Each subsidiary is managed separately with its own president, who reports directly to the Company's chief operating decision maker, and board of directors.

  The following table sets forth certain information about the reported profit or loss and assets for each of the Company's reportable segments.

                                                             On-    Holding
                            MSB     CVB     PSB      MFS     Site     Co.     Elim.    Total
                          -------  ------  ------  -------  ------  -------  -------  -------
                                                 (in thousands)
At or for the year ended
 December 31, 1999:
Total interest income...  $14,703   6,737   1,616    3,114   1,574   1,484      (398)  28,830
Total interest expense..    5,972   3,255     786    1,907     394   1,279      (398)  13,195
Provisions for loan
 losses.................      712     335     130       12   2,439      --        --    3,628
Total other income......    1,488     518      70       86       2     200      (417)   1,947
Goodwill and other
 intangible
 amortization...........      101     433      --      156      --      21        --      711
Total other expense.....    4,114   2,257     729      724     976   1,368      (417)   9,751
Income tax expense......    1,874     353      17      113    (759)   (328)       --    1,270
Net income..............    3,418     622      24      288  (1,474)   (656)       --    2,222
Total assets............  165,188  97,064  26,182  182,934   4,432  68,353   (57,964) 486,189
Net interest margin
 (FTE)..................     5.54%   4.18%   4.24%    3.03%  11.57%   1.48%              4.89%
Return on average
 assets.................     2.01    0.67    0.12     0.64  (14.62)  (4.11)              0.64
Return on average
 equity.................    21.45    4.97    0.51     5.90  (31.04)  (1.56)              5.29

At or for the year ended
 December 31, 1998:
Total interest income...  $14,527   7,136     668      N/A   1,737   2,269      (371)  25,966
Total interest expense..    6,044   3,144     234      N/A     365   1,074      (371)  10,490
Provisions for loan
 losses.................      500     132     145      N/A     402      --        --    1,179
Total other income......    1,505     496      19      N/A      48     279      (490)   1,857
Goodwill and other
 intangible
 amortization...........      104     445      --      N/A      --      63        --      612
Total other expense.....    3,856   2,290     551      N/A     694   1,435      (490)   8,336
Income tax expense......    1,955     595     (90)     N/A     110      13        --    2,583
Net income..............    3,573   1,026    (153)     N/A     214     (37)       --    4,623
Total assets............  169,524  90,951  15,583      N/A  13,193  55,407   (46,269) 298,389
Net interest margin
 (FTE)..................     5.58%   5.11%   5.15%     N/A   13.37%  10.10%              6.04%
Return on average
 assets.................     2.17    1.18   (1.60)     N/A    2.07   (0.26)              1.65
Return on average
 equity.................    23.55    8.41   (3.16)     N/A    4.14   (0.10)             12.16

At or for the year ended
 December 31, 1997:
Total interest income...  $13,852   6,510      15      N/A     879   2,778       (77)  23,957
Total interest expense..    5,702   2,846       1      N/A      41     799       (77)   9,312
Provisions for loan
 losses.................      156      80      14      N/A     167      --        --      417
Total other income......    1,491     343      --      N/A      14     479      (588)   1,739
Goodwill and other
 intangible
 amortization...........      112     458      --      N/A      --      63        --      633
Total other expense.....    3,867   2,169     112      N/A     512   1,610      (588)   7,682
Income tax expense......    1,938     485     (38)     N/A      59     150        --    2,594
Net income..............    3,568     815     (74)     N/A     114     635        --    5,058
Total assets............  167,754  84,749   5,191      N/A   7,893  50,955   (41,669) 274,873
Net interest margin
 (FTE)..................     5.52%   5.29%   7.22%     N/A   14.37%  19.83%              6.31%
Return on average
 assets.................     2.22    1.04  (22.56)     N/A    1.98    4.91               1.98
Return on average
 equity.................    22.59    7.17  (22.78)     N/A    2.28    1.81              14.47

16. Dividend Restrictions

  The Company derives a substantial portion of its cash flow, including that available for dividend payments to shareholders, from its bank subsidiaries in the form of dividends received. The bank subsidiaries are subject to certain statutory and regulatory restrictions that affect dividend payments. Based on minimum regulating guidelines as published by those regulators, the maximum dividends which could be paid by the bank subsidiaries to the Company at December 31, 1999, without prior regulatory approval, approximated $6,540,000.

17. Commitments and Contingencies

  The Company is a party to financial instruments with off balance sheet risk in the normal coarse of business to meet the financing needs of its customers, which include commitments to extend credit. The Company's exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. As of December 31, 1999 and 1998, outstanding commitments to extend credit totaled approximately $24,092,000 and $19,029,000, respectively.

  Commitments under standby letters of credit outstanding aggregated $2,845,000 and $3,018,000 as of December 31, 1999 and 1998, respectively. The Company does not anticipate any losses as a result of these transactions.

  The Company is involved in various legal actions and proceedings arising from the normal course of operations. Management believes, based upon known facts and the advice of legal counsel, that the ultimate liability, if any, not covered by insurance, arising from all legal actions and proceedings will not have a material adverse effect upon the consolidated financial position of the Company.

18. Mahaska Investment Company (Parent Company Only)

Balance Sheets

                                                                 December 31
                                                                ---------------
                                                                 1999     1998
                                                                -------  ------
                                                                (in thousands)
Assets:
Cash on deposit at bank subsidiary.............................    $961     309
Cash at other institutions.....................................      38      22
                                                                -------  ------
    Cash and cash equivalents..................................     999     331
Investment securities..........................................     892     377
Loans..........................................................     996   7,511
Loan pool participations.......................................   8,351   7,607
Investments in:
  Bank subsidiaries............................................  51,792  32,678
  Bank-related subsidiary......................................   3,799   5,274
Goodwill.......................................................      --      21
Premises and equipment.........................................     690     685
Other assets...................................................     834     923
                                                                -------  ------
    Total assets............................................... $68,353  55,407
                                                                =======  ======
Liabilities and Shareholders' Equity:
Notes payable..................................................  18,000  17,000
Accrued expenses payable and other liabilities.................     118     175
                                                                -------  ------
    Total liabilities..........................................  18,118  17,175
                                                                -------  ------
Shareholders' equity:
  Common stock.................................................  24,564  19,038
  Capital surplus..............................................  13,192      17
  Treasury stock at cost.......................................  (8,525) (2,799)
  Retained earnings............................................  21,511  21,806
  Accumulated other comprehensive (loss) income................    (507)    170
                                                                -------  ------
    Total shareholders' equity.................................  50,235  38,232
                                                                -------  ------
    Total liabilities and shareholders' equity................. $68,353  55,407
                                                                =======  ======

Statements of Income

                                                     Year ended December 31
                                                    --------------------------
                                                      1999     1998     1997
                                                    --------  -------  -------
                                                         (in thousands)
Income:
Dividends from subsidiaries.......................  $  3,800    4,600    2,400
Interest income and discount on loan pool
 participations...................................     1,049    1,878    2,713
Management, audit, and loan review fees...........       156      236      398
Other operating income............................       480      433      146
                                                    --------  -------  -------
 Total income.....................................     5,485    7,147    5,657
                                                    --------  -------  -------
Expense:
Salaries and benefits expense.....................       767      859    1,026
Interest on short-term borrowings.................     1,280    1,074      800
Other operating expense...........................       621      638      646
                                                    --------  -------  -------
 Total expense....................................     2,668    2,571    2,472
                                                    --------  -------  -------
Income before income tax (benefit) expense and
 equity in undistributed earnings of
 subsidiaries.....................................     2,817    4,576    3,185
Income tax (benefit) expense......................      (327)      13      151
                                                    --------  -------  -------
 Income before equity in undistributed (dividends
  in excess of earnings) earnings of
  subsidiaries....................................     3,144    4,563    3,034
Equity in undistributed (dividends in excess of
 earnings) earnings of subsidiaries...............      (922)      60    2,024
                                                    --------  -------  -------
 Net income.......................................  $  2,222    4,623    5,058
                                                    --------  -------  -------

Statements of Cash Flows
                                                     Year ended December 31
                                                    --------------------------
                                                      1999     1998     1997
                                                    --------  -------  -------
                                                         (in thousands)
Cash flows from operating activities:
Net income........................................  $  2,222    4,623    5,058
                                                    --------  -------  -------
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Equity in undistributed (dividends in excess of
  earnings) earnings of subsidiaries..............       922      (60)  (2,024)
 Depreciation and amortization....................        86      123      121
 Investment securities gains......................        --      (26)      --
 Decrease (increase) in other assets..............     1,042      259     (504)
 (Decrease) increase in other liabilities.........    (1,009)      24     (133)
                                                    --------  -------  -------
 Total adjustments................................     1,041      320   (2,540)
                                                    --------  -------  -------
 Net cash provided by operating activities........     3,263    4,943    2,518
                                                    --------  -------  -------
Cash flows from investing activities:
Purchases of investment securities................      (515)    (227)      --
Proceeds from investment securites sales..........        --      175       --
Net decrease (increase) in loans..................     6,515   (5,064)  (2,243)
Purchases of loan pool participations.............    (3,972)  (4,610)  (2,091)
Principal recovery on loan pool participations....     3,228    4,737    5,665
Purchases of bank premises and equipment..........       (70)     (13)    (151)
Investment in subsidiaries........................        --       --   (5,000)
Advances for acquistion costs.....................      (432)      --       --
                                                    --------  -------  -------
 Net cash provided by (used in) investing
  activities......................................     4,754   (5,002)  (3,820)
                                                    --------  -------  -------
Cash flows from financing activities:
Advances on note payable..........................     6,910    7,450    6,550
Principal payments on note payable................    (5,910)  (4,500)  (2,400)
Dividends paid....................................    (2,310)  (2,048)  (1,753)
Purchases of treasury stock.......................    (6,594)  (1,837)  (1,682)
Proceeds from stock options exercised.............       555      689      729
                                                    --------  -------  -------
 Net cash (used in) provided by financing
  activities......................................    (7,349)    (246)   1,444
                                                    --------  -------  -------
 Net increase (decrease) in cash and cash
  equivalents.....................................       668     (305)     142
Cash and cash equivalents at beginning of year....       331      636      494
                                                    --------  -------  -------
Cash and cash equivalents at end of year..........  $    999      331      636
                                                    ========  =======  =======

The Board of Directors
Mahaska Investment Company:

  We have audited the accompanying consolidated balance sheets of Mahaska Investment Company and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assesssing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mahaska Investment Company and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

[SIGNATURE]
KPMG LLP

February 18, 2000
Des Moines, Iowa

                          THE DIRECTORS AND OFFICERS
                         OF MAHASKA INVESTMENT COMPANY
                      CORDIALLY INVITE YOU TO ATTEND THE
                        ANNUAL MEETING OF SHAREHOLDERS
                   THURSDAY, APRIL 27, 2000, 10:30 A.M. CDT
                             ELMHURST COUNTRY CLUB
                            2214 SOUTH 11TH STREET
                              OSKALOOSA, IA 52577

  You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
             See the reverse side of this sheet for instructions.

   IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF
              ---
          PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

                          Illinois Stock Transfer Co.
                     209 West Jackson Boulevard, Suite 903
                            Chicago, Illinois 60606

DETACH PROXY CARD HERE                                                          DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                                                MAHASKA INVESTMENT COMPANY
                                                                                If you plan to personally attend the Annual Meeting
                                                                                of Shareholders on April 27, 2000, please check
                                                                                the box and list the names of attendees below.

                Dated: _________________________________________                Return this stub in the enclosed envelope with
                                                                                your completed proxy card.

                Signature: _____________________________________                I/We do plan to attend
                                                                                the Special meeting.   [_]

                Signature if held jointly: _____________________                Names of persons attending:
                                                                                ______________________________________________
                                                                                ______________________________________________
Please sign exactly as name appears. Where shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name  by President or other authorized officer.
If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

                             TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.
Please note that all votes cast by telephone must be submitted prior to midnight Central Time, April 25, 2000.
Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

    If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail.

                              TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.
2. Visit our Internet voting site at http://www.eproxyvote.com/ist-mhkcm/ and follow the instructions on the screen.
3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.
Please note that all votes cast by Internet must be submitted prior to midnight Central Time, April 25, 2000.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a "secured" web page site. Your software and/or Internet provider must be "enabled" to access this site. Please call your software or Internet provider for further information.

    If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail.

REVOCABLE PROXY       MAHASKA INVESTMENT COMPANY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned as a shareholder of record on February 22, 2000 hereby appoints Charles S. Howard and David A. Meinert as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of
Mahaska Investment Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 27, 2000, or any adjournment thereof.
--------------------------------------------------------------------------------
Proposal 1-Election of Directors

        [ ] For all the nominees listed below (Except as amended to the contrary below)
        [ ] Withhold authority to vote all the nominees below (Instructions:
            To withhold authority to vote for any individual nominee, strike through the nominee's name.)
            One year term:  Richard R. Donohue
            Three year terms:  Martin L. Burnstein
                               William D. Hassel

Proposal 2-Ratify the Appointment of KPMG LLP as Independent Auditors for the
           Company

                [ ] For         [ ] Against        [ ] Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                      (to be signed on the other side)